                            As filed with the Securities and Exchange Commission
                              on January __, 1998   Registration No. 33-________

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549
                             ----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                        Under The Securities Act Of 1933
                             ----------------------
                              LOMAK PETROLEUM, INC.
                              LOMAK FINANCING TRUST
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                  Delaware                             500 Throckmorton Street                            34-1312571
                                                        Ft. Worth Texas 76102
                  Delaware                                  (817) 870-2601                                34-xxxxxxx
       (STATE OR OTHER JURISDICTION OF                                                                 (I.R.S. EMPLOYER
       INCORPORATION OR ORGANIZATION)                                                                IDENTIFICATION NO.)

          (ADDRESS, INCLUDING ZIP CODE, TELEPHONE NUMBER, INCLUDING AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                             ----------------------
                          John H. Pinkerton, President
                              Lomak Petroleum, Inc.
                 500 Throckmorton Street Fort Worth, Texas 76102
                                 (817) 870-2601
 (Name, address, including zip code, and telephone number, including area code, of agent for service)
                             ----------------------
                                 With a copy to:
                                  J. Mark Metts
                             Vinson & Elkins L.L.P.
                             1001 Fannin, Suite 2300
                            Houston, Texas 77002-6760
                                 (713) 758-2222
                             ----------------------

         Approximate date of commencement of proposed sale to the public: FROM TIME TO TIME AFTER THE EFFECTIVE DATE OF THIS REGISTRATION STATEMENT.
         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]
         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [ ]
         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]
         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(a), MAY DETERMINE.


                         CALCULATION OF REGISTRATION FEE

     =============================================================================================================================
     TITLE OF EACH CLASS OF SECURITIES TO BE REGISTERED     AMOUNT TO BE        PROPOSED          PROPOSED          AMOUNT OF
                                                             REGISTERED          MAXIMUM           MAXIMUM      REGISTRATION FEE
                                                                             OFFERING PRICE       AGGREGATE
                                                                               PER UNIT(1)    OFFERING PRICE(1)
     -----------------------------------------------------------------------------------------------------------------------------
     -----------------------------------------------------------------------------------------------------------------------------

     5 3/4% Trust Convertible Preferred Securities ...      2,400,000 shares        $ 50.00      $ 120,000,000         $ 36,364
     Common Stock, $.01 par value(2) .................         5,660,484            $ 15.75       $89,152,623          $ 27,016
     5 3/4% Convertible Junior Subordinated Debentures            (3)                  --                --                --
     Preferred Securities Guarantee ..................            (4)                  --                --                --
         Total .......................................                                                                 $ 63,380
     =============================================================================================================================

---------------------

(1)  Estimated solely for the purpose of computing the registration fee. This amount was calculated pursuant to Rule 457 under the
     Securities Act of 1933, as amended, based on a price of $15.75 (average of the high and low price of the Common Stock of Lomak
     Petroleum, Inc, on the New York Stock Exchange on December 29, 1997).
(2)  Includes 5,106,383 shares of the Common Stock issuable upon conversion of the 5 3/4 Trust Convertible Preferred Securities
     registered hereunder, including such shares as may be issued pursuant to anti-dilution adjustments and 554,101 shares of Common
     Stock issued in the Arrow Acquisition. No separate consideration will be received for the Lomak Common Stock.
(3)  $120 million in aggregate principal amount of 5 3/4% Convertible Junior Subordinated Debentures of Lomak Petroleum, Inc. were issued and sold to Lomak Financing Trust in connection with the issuance by the Trust of its 5 3/4% Trust Convertible Preferred
     Securities. The Convertible Junior Subordinated Debentures may be distributed, under certain circumstances, to holders of the
     Convertible Preferred Securities for no additional consideration.
(4)  No separate consideration will be received for the Preferred Securities Guarantee.

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This Prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

                  SUBJECT TO COMPLETION, DATED JANUARY __, 1998

          PROSPECTUS
          ----------

                2,400,000 TRUST CONVERTIBLE PREFERRED SECURITIES
                              LOMAK FINANCING TRUST
                  5 3/4% TRUST CONVERTIBLE PREFERRED SECURITIES
           (Liquidation Amount $50 Per Convertible Preferred Security)
                  Guaranteed to the Extent Set Forth Herein by
                              Lomak Petroleum, Inc.
                                       and
                              LOMAK PETROLEUM, INC.
                        5,660,484 SHARES OF COMMON STOCK

         This Prospectus relates to the offer and sale by the Selling Securityholders (as defined below) of the following securities 5 3/4% Trust Convertible Preferred Securities (the "Convertible Preferred Securities") of Lomak Financing Trust, a statutory business trust formed under the laws of the State of Delaware ("Lomak Financing Trust" or the "Trust") and 5,660,484 shares of Common Stock, $.01 par value per share (the "Lomak Common Stock"), of Lomak Petroleum, Inc., a Delaware Corporation ("Lomak" or the "Company").

         The foregoing securities consist of the Convertible Preferred Securities, $120 million of 5 3/4% Convertible Junior Subordinated Debentures of Lomak, 5,106,383 shares of Common Stock issuable upon conversion of the Convertible Preferred Securities, and the 554,101 shares of Lomak Common Stock owned by Arrow Operating Company (collectively the "Offered Securities"), which may be sold from time to time for the accounts of certain stockholders and Convertible Preferred Securities holders of the Company (the "Selling Securityholders"). See "Selling Securityholders".

         The Convertible Preferred Securities offered hereby represent preferred undivided beneficial interest in the assets of Lomak Financing Trust. The Convertible Preferred Securities were issued and sold (the "Original Offering") on October 22, 1997 to the Initial Purchasers (as defined herein) and were simultaneously sold by the Initial Purchasers in transactions exempt from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), to persons reasonably believed by the Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A under the Securities Act) and to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act). Lomak directly or indirectly owns all the common securities (the "Common Securities" and, together with the Convertible Preferred Securities, the "Trust Securities") representing undivided beneficial interests in the assets of Lomak Financing Trust. Lomak Financing Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds of the sale thereof in 5 3/4% Convertible Junior Subordinated Debentures (the "Convertible Debentures") of Lomak in an aggregate principal amount equal to the aggregate liquidation amount of Trust Securities. The Convertible Debentures are unsecured, subordinated obligations of Lomak as described herein. Upon an event of default under the Declaration (as defined herein), the holders of Convertible Preferred Securities will have a preference over the holders of the Common Securities with respect to payments in respect of distributions and payments upon redemption, liquidation and otherwise.

         The Offered Securities may be offered and sold from time to time by the holders named herein or in an accompanying supplement to this Prospectus (the "Prospectus Supplement") or by their transferees, pledgees, donees or successors pursuant to this Prospectus. The Offered Securities may be sold by the Selling Securityholders (as defined herein) from time to time directly to purchasers or through agents, underwriters or dealers. See "Plan of Distribution." If required, the names of any such agents or underwriters involved in the sale of the Offered Securities and the applicable agent's commission, dealers' purchase price or underwriter's discount, if any, will be set forth in a Prospectus Supplement. The Selling Securityholders will receive all of the net proceeds from the sale of the Offered Securities and will pay all underwriting discounts and selling commissions, if any, applicable to any such sale. The Company is responsible for payment of certain other expenses incident to the offer and sale of the Offered Securities. The Selling Securityholders and any broker/dealers, agents or underwriters which participate in the distribution of the Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act, and any commission received by them and any profit on the resale of the Offered Securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Company has agreed to indemnify the Selling Securityholders against certain liabilities, including liabilities under the Securities Act. See "Plan of Distribution" for a description of indemnification arrangements.

                                                  (Continued on next page)

                             ----------------------

                  The Shares of Lomak Common Stock offered hereby have been approved for listing on the New York Stock Exchange ("NYSE") under the symbol "LOM".
                             ----------------------

                  SEE "RISK FACTORS" BEGINNING ON PAGE 12 OF THIS PROSPECTUS FOR A DESCRIPTION OF CERTAIN FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES HEREBY OFFERED.

         THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ----------------------

                The date of this Prospectus is January __, 1998.

(continued from previous page)

      Holders of the Convertible Preferred Securities are entitled to receive cumulative cash distributions at an annual rate of 5 3/4% of the liquidation amount of $50 per Convertible Preferred Security, accruing from the first date that any Convertible Preferred Securities were issued and payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year, commencing February 1, 1998 ("distributions"). The payment of distributions out of monies held by Lomak Financing Trust and payments on liquidation of Lomak Financing Trust or the redemption of Convertible Preferred Securities, as set forth below, are guaranteed by Lomak (the "Guarantee") to the extent described herein. The Guarantee covers payments of distributions and other payments on the Convertible Preferred Securities only if and to the extent that Lomak Financing Trust has funds available therefor, which will not be the case unless Lomak has made corresponding payments of interest or principal or other payments on the Convertible Debentures held by Lomak Financing Trust. The Guarantee, when taken together with Lomak's obligations under the Convertible Debentures and the Indenture (as defined herein) and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of Lomak Financing Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee of amounts due on the Convertible Preferred Securities. See "Risk Factors -- Limitations of the Guarantee."

         The obligations of Lomak under the Guarantee are subordinate and junior in right of payment to all other liabilities of Lomak and pari passu with the most senior preferred stock issued, from time to time, if any, by Lomak. The obligations of Lomak under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of Lomak. The Credit Agreement (as defined herein) permits Lomak to obtain revolving credit loans and to issue letters of credit for the account of the Company from time to time in an aggregate amount not to exceed $400 million (of which not more than $150 million may be represented by letters of credit). The Borrowing Base (as defined herein) is currently $325 million and is subject to semi-annual determination and certain other redeterminations based upon a variety of factors, including the discounted present value of estimated future net cash flow from oil and gas production. Indebtedness under the Credit Agreement constitutes Senior Indebtedness of Lomak. As of December 30, 1997, Lomak had on a consolidated basis available borrowing capacity under the Credit Agreement of $106 million.

         The Company, as the holder of the outstanding Common Securities, has the right at any time to dissolve the Trust and after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Convertible Debentures to be distributed to the holders of the Convertible Preferred Securities and Common Securities in liquidation of the Trust, subject to the Institutional Trustee (as defined herein) having, under certain circumstances, received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Convertible Preferred Securities. See "Description of the Convertible Preferred Securities -- Liquidation Distribution Upon Dissolution."

         Each Convertible Preferred Security is convertible in the manner described herein at the option of the holder, at any time beginning 90 days following the first date that any Convertible Preferred Securities are issued and prior to the Conversion Expiration Date (as defined herein), into shares of common stock, par value $.01 per share, of Lomak ("Lomak Common Stock"), at the rate of 2.1277 shares of Lomak Common Stock for each Convertible Preferred Security (equivalent to a conversion price of $23.50 per share of Lomak Common Stock), subject to adjustment in certain circumstances. See "Description of the Convertible Preferred Securities -- Conversion Rights." On December 30, 1997, the last reported sale price of Lomak Common Stock, which is reported under the symbol "LOM" on the New York Stock Exchange Composite Tape, was $16.375 per share.

         The distribution rate and the distribution payment date and other payment dates for the Convertible Preferred Securities correspond to the interest rate and interest payment date and other payment dates of the Convertible Debentures, which are the sole assets of the Trust. As a result, if principal and interest are not paid on the Convertible Debentures, no amounts will be paid on the Convertible Preferred Securities.

         So long as Lomak shall not be in default in the payment of interest on the Convertible Debentures, Lomak has the right to defer payments of interest on the Convertible Debentures by extending the interest payment period on the Convertible Debentures at any time for up to 20 consecutive quarters (each, an "Extension Period"), provided that no Extension Period may extend beyond the stated maturity date of the Convertible Debentures. If interest payments are so deferred, distributions will also be deferred but will continue to accumulate with interest thereon (to the extent permitted by applicable law) at the distribution rate, compounded quarterly. During any Extension Period, holders of Convertible Preferred Securities will be required to include deferred interest income in their gross income for United States federal income tax purposes in advance of receipt of the cash distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Convertible Debentures. See "Description of the Convertible Debentures -- Option to Extend Interest Payment Period," "Risk Factors -- Deferral of Interest Payments" and "United States Federal Income Taxation -- Potential Extension of Interest Payment Period and Original Issue Discount."

         The Convertible Debentures are redeemable by Lomak in whole or in part, from time to time, on or after November 4, 2000, at the prices set forth herein (the "Redemption Price"), plus accrued and unpaid interest thereon to the date fixed for redemption (the "Redemption Date"). In addition, in certain circumstances upon the occurrence of a Special Event (as defined herein) the Convertible Debentures may be redeemed by Lomak at 100% of the principal amount thereof plus accrued and unpaid interest thereon. If Lomak redeems the Convertible Debentures, the Trust must redeem Convertible Preferred Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so redeemed. See "Description of the Convertible Preferred Securities -- Mandatory Redemption." The outstanding Convertible Preferred Securities will be redeemed when the Convertible Debentures mature on November 1, 2027.

         Upon the occurrence of a Special Event, the Convertible Debentures may be redeemed, in whole but not in part, by Lomak at 100% of the principal amount thereof plus accrued and unpaid interest thereon, as well as a Make-Whole Amount (as defined herein). See "Description of the Convertible Debentures -- Special Event Redemption."

         In the event of the involuntary dissolution, winding up or termination of the Trust, the holders of the Convertible Preferred Securities will be entitled to receive for each Convertible Preferred Security a liquidation amount of $50 plus accrued and unpaid distributions thereon (including interest thereon) to the date of payment, unless, in connection with such dissolution, the Convertible Debentures are distributed to the holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities -- Liquidation Distribution Upon Dissolution."

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information filed by the Company can be inspected and copied at the public reference facilities of the Commission, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, as well as the following regional offices: 7 World Trade Center, Suite 1300, New York, New York 10048; and Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511. Copies can be obtained by mail at prescribed rates. Requests for copies should be directed to the Commission's Public Reference Section, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549. The Commission also maintains a Website (http://www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. In addition, reports, proxy statements and other information concerning the Company can be inspected and copied at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which the Lomak Common Stock is listed.

         The Company has agreed that, if at any time while any Convertible Preferred Securities, Convertible Debentures (or the related Guarantee) or Lomak Common Stock issuable upon conversion of the Convertible Debentures are "restricted securities" within the meaning of the Securities Act and the Company is not subject to the informational requirements of the Exchange Act, the Company will furnish to holders thereof and to prospective purchasers designated by such holders the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to permit compliance with Rule 144A in connection with resales of such securities.

      Lomak has filed with the Commission a Registration Statement on Form S-3 (herein together with all amendments and exhibits thereto, called the "Registration Statement") under the Securities Act with respect to the Offered Securities. This Prospectus does not contain all of the information set forth or incorporated by reference in the Registration Statement and the exhibits and schedules relating thereto, certain portions of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to Lomak and the Offered Securities, reference is made to the Registration Statement and the exhibits filed or incorporated as a part thereof, which are on file at the offices of the Commission and may be obtained upon payment of the fee prescribed by the Commission, or may be examined without charge at the offices of the Commission or on the Commission's Web site. Statements contained in this Prospectus as to the contents of any documents referred to are not necessarily complete, and in each such instance, are qualified in all respects by reference to the applicable documents filed with the Commission.

         No separate financial statements of the Trust have been included herein. The Company and the Trust do not consider that such financial statements would be material to holders of Convertible Preferred Securities because (i) all of the voting securities of the Trust will be owned, directly or indirectly, by the Company, a reporting company under the Exchange Act, (ii) the Trust has no independent operations and exists for the sole purpose of issuing securities representing undivided beneficial interests in the assets of the Trust and investing the proceeds thereof in the Convertible Debentures issued by the Company and (iii) the Company's obligations described herein under the Declaration, the Guarantee, the Convertible Debentures and the indenture pursuant to which the Convertible Debentures will be issued (the "Indenture"), taken together, constitute a full and unconditional guarantee of payments due on the Convertible Preferred Securities. See "Description of the Convertible Debentures" and "Description of the Guarantee." The Trust is a statutory business trust formed under the laws of the State of Delaware. The Company, as of the date of this Prospectus, owns all of the beneficial interests of the Trust.



                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

         The following documents and information heretofore filed with the Commission by the Company are hereby incorporated by reference into this
Prospectus:

         1. The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as amended by Form 10-K/A, dated March 7, 1997.

         2. The Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 1997, June 30, 1997 and September 30, 1997.

         3. The Company's Current Report on Form 8-K dated February 26, 1997, as amended by Form 8-K/A dated March 14, 1997.

         All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of the offerings made hereby shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon the request of any such person, a copy of any document described above (other than exhibits, unless such exhibits are specifically incorporated by reference into such documents). Requests for such copies should be directed to Lomak Petroleum, Inc., 500 Throckmorton Street, Fort Worth, Texas 76102, Attn: Corporate Secretary, Telephone No. (817) 870-2601.

--------------------------------------------------------------------------------

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere, or incorporated by reference, in this Prospectus. Unless the context otherwise requires all references herein to "Lomak" or the "Company" include Lomak Petroleum, Inc. and its consolidated subsidiaries. Certain industry terms are defined in the Glossary. Pro forma information gives effect to the Original Offering and the Cometra Acquisition and the Cabot Acquisition (each as defined herein) and the related financings and certain other acquisitions and financings consummated in 1996 and 1997.

                                   THE COMPANY

         Lomak is an independent energy company engaged in oil and gas development, exploration and acquisition primarily in three core areas: the Midcontinent, Appalachia and the Gulf Coast. Over the past five years, the Company has significantly increased its reserves and production through acquisitions and, to a growing extent, development and exploration of its properties. On a pro forma basis as of December 31, 1996, the Company had proved reserves of 893 Bcfe with a Present Value of $1.1 billion. On an Mcfe basis, the reserves were 78% natural gas and 60% developed, with a reserve life in excess of 15.5 years. Properties operated by the Company accounted for 95% of its pro forma Present Value. The Company also owns over 2,800 miles of gas gathering systems and a gas processing plant in proximity to its principal gas properties. On a pro forma basis in 1996, the Company had revenues of $175 million and EBITDA of $119 million.

         Since 1991, the Company has made 66 acquisitions, including the Cabot Acquisitions, for an aggregate purchase price of $758 million and has spent $72 million on development and exploration activities. These activities have added approximately 970 Bcfe of reserves at an average cost of $.69 per Mcfe. As a result, the Company has achieved substantial growth since 1991.

THE COMETRA ACQUISITION

         In the first quarter of 1997, the Company acquired oil and gas properties located in West Texas, South Texas and the Gulf of Mexico (the "Cometra Properties") from American Cometra, Inc. ("Cometra") for a purchase price of $385 million (the "Cometra Acquisition"). The Cometra Acquisition increased the Company's proved reserves at December 31, 1996 by 68% and increased its Present Value by 98%. The Cometra Properties, located primarily in the Company's core operating areas, include 515 producing wells, 401 proven development projects and substantial additional development and exploration potential on approximately 150,000 gross acres (90,000 net acres). In addition, the Cometra Properties include 265 miles of gas pipelines, a 25,000 Mcf/d gas processing plant and an above-market gas contract with a major Texas utility covering approximately 30% of the December 1996 production from the Cometra Properties.

RECENT DEVELOPMENTS

         Cabot Acquisition. In October 1997, the Company completed the acquisition of certain Appalachian natural gas properties from Cabot Oil & Gas Corporation (the "Cabot Properties") for a purchase price of $92.5 million, with an economic effective date of September 1, 1997 (the "Cabot Acquisition"). The Cabot Properties include 912 producing wells, 800 miles of gas gathering lines and leasehold acreage covering approximately 153,000 gross acres (146,000 net acres). Independent petroleum consultants estimate that, as of December 31, 1996, the Cabot Properties contained proved reserves of 193 Bcf of natural gas equivalents. On a Present Value basis, the acquired reserves were 80% developed and 95% operated. The Cabot Properties are currently producing nearly 14,500 Mcf of gas equivalents per day. The Cabot Properties have access to a number of major interstate pipelines and industrial end-users.

         All of the Cabot Properties are located within one of the Company's core operating areas, in northwestern Pennsylvania and western New York. The Pennsylvania properties represent 786 of the wells and 95% of the acquired reserves on a Present Value basis. Because the Cabot Properties are contiguous with the Company's largest concentration of Appalachian fields, they are expected to be readily integrated into its operations. The Cabot Properties contain over 300 drilling locations, as well as exploration potential in deeper zones. The Company believes that the Cabot Properties, combined with its adjacent properties, constitute one of the largest producing areas controlled by a single company in Appalachia, a region not generally known for this type of large reserve concentration.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
         Arrow Acquisition. In December 1997, the Company completed the acquisition of certain Texas oil properties from Arrow Operating Company (the "Arrow Properties") for a purchase price of $40 million,including 554,101 of Common Stock (the "Arrow Shares") with an economic effective date of October 1, 1997 (the "Arrow Acquisition"). Independent petroleum consultants estimate that, as of October 31, 1997, the Arrow Properties contained proved reserves of 55 Bcf of natural gas equivalents. The Arrow Properties include 160 producing wells, and leasehold acreage covering approximately 13,600 gross acres. On a Present Value basis, the acquired reserves were 40% developed and greater than 95% operated. The Arrow Properties are currently producing nearly 6,500 Mcf of gas equivalents per day.

BUSINESS STRATEGY

         The Company's objective is to maximize shareholder value through aggressive growth in its reserves, production, cash flow and earnings through a balanced program of development drilling and acquisitions, as well as a growing exploration effort. Management believes that the Cometra Acquisition and the Cabot Acquisition have substantially enhanced the Company's ability to increase its production and reserves through drilling opportunities on the acquired properties. The Company now has over 1,500 proven recompletion and development drilling projects. With its large development and an emerging exploration effort, the Company believes that it can achieve significant growth in reserves, production, cash flow and earnings over the next several years, even if no future acquisitions are consummated. The Company currently anticipates spending approximately $220 million during the three-year period from 1997 to 1999 on the development, exploitation and exploration of its properties. Consequently, while acquisitions are expected to continue to play an important role in its future growth, the Company has increased its emphasis on exploiting the potential of its larger property base. The Company's properties now total 1,069,000 gross acres (786,000 net acres), providing significant long-term exploration and exploitation potential.

         In order to most effectively implement its operating strategy, the Company has concentrated its activities in selected geographic areas. In each core area, the Company has established separate operating, engineering, acquisition, geological and other technical expertise. The Company believes that this geographic focus provides it with a competitive advantage in sourcing and evaluating new business opportunities within these areas, as well as providing economies of scale in operating and developing properties. Periodically, the Company has disposed of non-strategic properties located outside its core areas. The Company is currently evaluating several property groups for possible disposition. Additionally, Lomak is considering selling an interest in the Cabot Properties to an institutional investor. However, there can be no assurance that any of these transactions will be consummated.

      Lomak believes the competitive strengths described below will greatly enhance its ability to achieve its long-term goals and objectives.

         - Diversified, Long Lived Reserve Base. Lomak has compiled a geographically and geologically diverse group of long lived properties. The Company's oil and gas reserves are concentrated in seven basins and have a reserve life index in excess of 15 years.

         -        Substantial Inventory of Development and Exploration Projects.
                  Lomak has over 1,500 proven development projects and a substantial number of exploration and exploitation drilling projects in core operating areas where the Company has significant operating and technical expertise.

         - Successful Acquisition Record. The Company's primary strength has historically been to identify and acquire properties that have increased reserves, production, cash flow and earnings. Since 1991 the Company has completed 66 acquisitions for an aggregate purchase price of $758 million, of which $666 million was attributable to proved oil and gas properties. These acquisitions have added proved reserves of approximately 904 Bcfe at an average acquisition cost of $.74 per Mcfe.

         - Significant Operational Control. Lomak operates properties representing nearly 95% of its Present Value. This allows the Company to directly control operating and drilling costs as well as the timing of development and exploration activities.

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                                       6
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         -        High Operating Margins. The Company's low cost structure,
                  coupled with the premium gas price it receives for a significant portion of its production, creates high operating margins. In 1996 on a pro forma basis, Lomak generated operating margins, after deducting direct operating and administrative costs, of $1.86 per Mcfe.

         - Experienced, Incentivized Management Team. The Company's board of directors, executive officers, technical staff and administrative personnel have considerable industry experience and own, collectively, shares representing approximately 11% of the outstanding shares of Lomak Common Stock. Substantially all of Lomak's employees either own, or hold options to acquire, shares of Lomak Common Stock.

         The Company maintains its corporate headquarters at 500 Throckmorton Street, Fort Worth, Texas 76102 and its telephone number is (817) 870-2601.

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                                       7
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                                  THE OFFERING


The Issuer .......................................   Lomak Petroleum, Inc., a Delaware corporation, and Lomak
                                                     Financing Trust, a Delaware business trust. The sole assets of the Trust consist of the 5 3/4% Convertible Junior
                                                     Subordinated Debentures of Lomak.


Securities Offered ...............................   2,400,000 5 3/4% Trust Convertible Preferred Securities, 5
                                                     3/4% Convertible Junior Subordinated Debentures, Lomak
                                                     Common Stock issuable upon conversion, the associated
                                                     guarantee and the Arrow Shares.


Selling Securityholders...........................   The Convertible Preferred Securities were originally issued by the Trust and sold by the Initial Purchasers in
                                                     transactions exempt from registration under the Securities
                                                     Act to persons reasonably believed to be "qualified
                                                     institutional buyers" or "accredited investors." The Arrow shares were issued to Arrow Operating Company ("Arrow") in connection with the Arrow Acquisition. The purchasers of the
                                                     Convertible Preferred Securities and the Arrow Shares or
                                                     their transferees, pledgees, donees, or successors may from time to time offer and sell, pursuant to this Prospectus,
                                                     the Offered Securities. See "Selling Securityholders."


Distributions ....................................   Distributions on the Convertible Preferred Securities began to accrue from October 22, 1997, the first date of issuance of any Convertible Preferred Securities, and are payable at the annual rate (the "distribution rate") of 5 3/4% of the liquidation amount of $50 per Convertible Preferred
                                                     Security. Subject to the distribution deferral provisions
                                                     described below, distributions will be payable quarterly in arrears on each February 1, May 1, August 1 and November 1, commencing February 1, 1998. Because distributions on the
                                                     Convertible Preferred Securities constitute interest for
                                                     United States federal income tax purposes, corporate holders thereof will not be entitled to a dividends-received
                                                     deduction.


Distribution Deferral Provisions .................   The ability of the Trust to pay distributions on the
                                                     Convertible Preferred Securities is solely dependent on the receipt of interest payments from Lomak on the Convertible
                                                     Debentures. Lomak has the right at any time, and from time to time, to defer the interest payments due on the
                                                     Convertible Debentures for successive Extension Periods not exceeding 20 consecutive quarters each, provided that no
                                                     Extension Period may extend beyond the stated maturity of
                                                     the Convertible Debentures. If interest payments are so
                                                     deferred, distributions on the Convertible Preferred
                                                     Securities will also be deferred. During an Extension
                                                     Period, interest payments on the Convertible Debentures will continue to accrue and quarterly distributions on the
                                                     Convertible Preferred Securities will continue to
                                                     accumulate. If a deferral of an interest payment occurs, the holders of the Convertible Preferred Securities will
                                                     continue to accrue income for United States federal income tax purposes in advance of any corresponding cash
                                                     distribution. See "Risk Factors-- Deferral of Interest
                                                     Payments," "United States Federal Income Taxation--Potential
                                                     Extension of Interest Payment Period and Original Issue
                                                     Discount," "Description of the Convertible Preferred
                                                     Securities--Distributions" and "Description of the
                                                     Convertible Debentures--Option to Extend Interest Payment
                                                     Period."

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

Rights Upon Deferral
  of  Distribution ...............................   During any period in which interest payments on the
                                                     Convertible Debentures are deferred, interest will accrue on the Convertible Debentures and quarterly distributions will continue to accumulate at the distribution rate, compounded quarterly. Lomak has agreed, among other things, not to
                                                     declare or pay any dividends on its capital stock during any
                                                     Extension Period. See "Risk Factors--Deferral of Interest
                                                     Payments" and "Description of the Convertible
                                                     Debentures--Option to Extend Interest Payment Period."

Conversion into Lomak
  Common Stock ...................................   Each Convertible Preferred Security is convertible at any
                                                     time beginning 90 days following October 22, 1997, the first date that any Convertible Preferred Securities were issued, and prior to the close of business on the Business Day (as defined herein) prior to the maturity date of the
                                                     Convertible Debentures (or, in the case of Convertible
                                                     Preferred Securities called for redemption, prior to the
                                                     close of business on the Business Day prior to the
                                                     Redemption Date) at the option of the holder into shares of
                                                     Lomak Common Stock, at the rate of 2.1277 shares of Lomak
                                                     Common Stock for each Convertible Preferred Security
                                                     (equivalent to a conversion price of $23.50 per share of
                                                     Lomak Common Stock), subject to adjustment in certain
                                                     circumstances. On November xx, 1997, the last reported sale price of Lomak Common Stock on the New York Stock Exchange
                                                     Composite Tape was $xx.xx per share. See "Description of the
                                                     Convertible Preferred Securities--Conversion Rights."


Liquidation Preference ...........................   In the event of any liquidation of the Trust, holders will be entitled to receive $50 per Convertible Preferred
                                                     Security plus an amount equal to any accrued and unpaid
                                                     distributions thereon to the date of payment, unless
                                                     Convertible Debentures are distributed to such holders. See
                                                     "Description of the Convertible Preferred
                                                     Securities--Liquidation Distribution Upon Dissolution."

Optional Distribution of
  Convertible Debentures .........................   The Company, as the holder of the outstanding Common
                                                     Securities, will have the right at any time to terminate the
                                                     Trust and, after satisfaction of the liabilities of
                                                     creditors of the Trust as provided by applicable law, cause the Convertible Debentures to be distributed to the holders of the Convertible Preferred Securities and Common
                                                     Securities in liquidation of the Trust, subject to the
                                                     Institutional Trustee having, under certain circumstances, received an opinion of counsel to the effect that such
                                                     distribution will not be a taxable event to holders of
                                                     Convertible Preferred Securities. See "Description of the
                                                     Convertible Preferred Securities--Liquidation Distribution
                                                     Upon Dissolution."


Redemption .......................................   The Convertible Debentures will be redeemable for cash, at the option of the Company, in whole or in part, from time to time on or after November 4, 2000, at the prices specified herein. Upon any redemption of the Convertible Debentures, the Convertible Preferred Securities will be redeemed at the
                                                     Redemption Price plus accrued and unpaid distributions
                                                     thereon. The Convertible Preferred Securities will not have a stated maturity date, although they will be subject to
                                                     mandatory

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                                        9
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



                                                     redemption upon the repayment of the Convertible Debentures at their stated maturity (November 1, 2027), upon
                                                     acceleration, earlier redemption or otherwise. See
                                                     "Description of the Convertible Preferred
                                                     Securities--Mandatory Redemption" and "Description of the
                                                     Convertible Debentures--Redemption at the Option of Lomak."

Special Event Redemption .........................   Upon the occurrence of a Special Event (as defined herein), the Convertible Debentures may be redeemed, in whole but not in part, by Lomak at the Make-Whole Amount (as defined
                                                     herein) plus accrued and unpaid interest thereon. See
                                                     "Description of the Convertible Debentures--Special Event
                                                     Redemption."

Guarantee ........................................   Lomak has irrevocably and unconditionally guaranteed, on a subordinated basis, to the extent set forth herein and to
                                                     the extent not paid by the Trust, the payment in full of (i)
                                                     distributions on the Convertible Preferred Securities to the extent the Trust has funds available therefor, (ii) the
                                                     amount payable upon redemption of the Convertible Preferred
                                                     Securities to the extent the Trust has funds available
                                                     therefor and (iii) generally, the liquidation preference of the Convertible Preferred Securities to the extent the Trust has assets available for distribution to holders of
                                                     Convertible Preferred Securities. The Guarantee is
                                                     unsecured, subordinate and junior to all other liabilities of Lomak (other than any obligations that may be made pari passu expressly by their terms) and will rank pari passu in right of payments with the most senior preferred stock
                                                     issued, from time to time, if any, by Lomak.

Voting Rights ....................................   Generally, holders of the Convertible Preferred Securities will not have any voting rights. However, if an Indenture
                                                     Event of Default (as defined herein) occurs and is
                                                     continuing, the holders of 25% of the aggregate liquidation amount of the Convertible Preferred Securities may direct
                                                     the Institutional Trustee (as defined herein) to declare the principal of and interest on the Convertible Debentures
                                                     immediately due and payable. If (i) the Institutional
                                                     Trustee fails to enforce its rights under the Convertible
                                                     Debentures or (ii) Lomak defaults under the Guarantee with respect to the Convertible Preferred Securities, a record
                                                     holder of the Convertible Preferred Securities may institute a legal proceeding directly against Lomak to enforce the
                                                     Institutional Trustee's rights without first instituting any legal proceeding against the Institutional Trustee. See
                                                     "Description of the Convertible Preferred Securities--Voting
                                                     Rights."

Convertible Junior
  Subordinated Debentures
  of Lomak .......................................   The Convertible Debentures mature on November 1, 2027, and bear interest at the rate of 5 3/4% per annum, payable
                                                     quarterly in arrears. The Convertible Debentures have
                                                     provisions with respect to interest, optional redemption and conversion into Lomak Common Stock and certain other terms substantially similar or analogous to those of the
                                                     Convertible Preferred Securities. See "Description of the
                                                     Convertible Debentures" and "Risk Factors--Subordinate
                                                     Ranking of Obligations Under the Guarantee and Convertible
                                                     Debentures."


Form, Denomination and
  Registration ...................................   Convertible Preferred Securities may be represented by a
                                                     single,

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                                       10
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

                                                     permanent global security in fully registered form,
                                                     deposited with the trustee and custodian for, and or
                                                     purchasers may receive definitive certificates for their
                                                     securities.

Use of Proceeds ..................................   The Selling Securityholders will receive all of the proceeds from the sale of the Offered Securities. Neither Lomak nor the Trust will receive any proceeds form the sale of the
                                                     Offered Securities.








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                                       11

                                  RISK FACTORS

         Prior to making an investment decision, prospective investors should carefully consider, together with the other information contained in this Prospectus, the following risk factors:

VOLATILITY OF OIL AND GAS PRICES

         The Company's financial condition, operating results and future growth and the carrying value of its oil and gas properties are substantially dependent on prevailing prices of, and demand for, oil and gas. The Company's ability to maintain or increase its borrowing capacity and to obtain additional capital on attractive terms is also substantially dependent upon oil and gas prices. Historically the markets for oil and gas have been volatile and are likely to continue to be volatile in the future. Prices for oil and gas are subject to large fluctuations in response to relatively minor changes in the supply of and demand for oil and gas, market uncertainty and a variety of additional factors beyond the control of the Company. These factors include weather conditions in the United States and elsewhere, the economic conditions in the United States and elsewhere, the actions of the Organization of Petroleum Exporting Countries ("OPEC"), governmental regulation, political stability in the Middle East and elsewhere, the supply and demand of oil and gas, the price of foreign imports and the availability and prices of alternate fuel sources. Any substantial and extended decline in the price of oil or gas would have an adverse effect on the Company's carrying value of its proved reserves, borrowing capacity, the Company's ability to obtain additional capital, and its financial condition, revenues, profitability and cash flows from operations.

         Volatile oil and gas prices make it difficult to estimate the value of producing properties for acquisition and often cause disruption in the market for oil and gas producing properties, as buyers and sellers have difficulty agreeing on such value. Price volatility also makes it difficult to budget for and project the return on acquisitions and development and exploitation projects.

UNCERTAINTY OF ESTIMATES OF RESERVES AND FUTURE NET REVENUES

         This Prospectus contains estimates of the Company's oil and gas reserves and the future net revenues from those reserves which have been prepared by the Company and certain independent petroleum consultants. Reserve engineering is a subjective process of estimating the recovery from underground accumulations of oil and gas that cannot be measured in an exact manner, and the accuracy of any reserve estimate is a function of the quality of available data and of engineering and geological interpretation and judgment. Estimates of economically recoverable oil and gas reserves and of future net cash flows necessarily depend upon a number of variable factors and assumptions, such as historical production from the area compared with production from other producing areas, the assumed effects of regulations by governmental agencies and assumptions concerning future oil and gas prices, future operating costs, severance and excise taxes, development costs and workover and remedial costs, all of which may in fact vary considerably from actual results. Because all reserve estimates are to some degree speculative, the quantities of oil and gas that are ultimately recovered, production and operation costs, the amount and timing of future development expenditures and future oil and gas sales prices may all vary from those assumed in these estimates and such variances may be material. In addition, different reserve engineers may make different estimates of reserve quantities and cash flows based upon the same available data.

         The present value of estimated future net cash flows referred to in this Prospectus should not be construed as the current market value of the estimated proved oil and gas reserves attributable to the Company's properties. In accordance with applicable requirements of the Commission, the estimated discounted future net cash flows from proved reserves are generally based on prices and costs as of the date of the estimate, whereas actual future prices and costs may be materially higher or lower. The calculation of the Present Value of the Company's oil and gas reserves were based on prices on December 31, 1996. Average product prices at December 31, 1996 were $23.58 per barrel of oil and $3.54 per Mcf of gas and pro forma average product prices at December 31, 1996 were $23.06 per barrel of oil and $3.81 per Mcf of gas, which prices were substantially higher than historical prices used by the Company to calculate Present Value in recent years. In addition, the calculation of the present value of the future net revenues using a 10% discount as required by the Commission is not necessarily the most appropriate discount factor based on interest rates in effect from time to time and risks associated with the Company's reserves or the oil and gas industry in general. Furthermore, the Company's reserves may be subject to downward or upward revision based upon actual production, results of future development, supply and demand for oil and gas, prevailing oil and gas prices and other factors.

FINDING AND ACQUIRING ADDITIONAL RESERVES

         The Company's future success depends upon its ability to find or acquire additional oil and gas reserves that are economically recoverable. Except to the extent the Company conducts successful exploration or development activities or acquires properties containing proved reserves, the proved reserves of the Company will generally decline as they are produced. There can be no assurance that the Company's planned development projects and acquisition activities will result in significant additional reserves or that the Company will have success drilling productive wells at economic returns. If prevailing oil and gas prices were to increase significantly, the Company's finding costs to add new reserves could increase. The drilling of oil and gas wells involves a high degree of risk, especially the risk of dry holes or of wells that are not sufficiently productive to provide an economic return on the capital expended to drill the wells. The cost of drilling, completing and operating wells is uncertain, and drilling or production may be curtailed or delayed as a result of many factors.

         The Company's business is capital intensive. To maintain its base of proved oil and gas reserves, a significant amount of cash flow from operations must be reinvested in property acquisitions, development or exploration activities. To the extent cash flow from operations is reduced and external sources of capital become limited or unavailable, the Company's ability to make the necessary capital investments to maintain or expand its asset base would be impaired. Without such investment, the Company's oil and gas reserves would decline.

DEVELOPMENT AND EXPLORATION RISKS

         The Company intends to increase its development and exploration activities. Exploration drilling, and to a lesser extent development drilling, involve a high degree of risk that no commercial production will be obtained or that the production will be insufficient to recover drilling and completion costs. The cost of drilling, completing and operating wells is uncertain. The Company's drilling operations may be curtailed, delayed or canceled as a result of numerous factors, including title problems, weather conditions, compliance with governmental requirements and shortages or delays in the delivery of equipment. Furthermore, completion of a well does not assure a profit on the investment or a recovery of drilling, completion and operating costs.

ACQUISITION RISKS

         The Company intends to continue acquiring oil and gas properties. It generally is not feasible to review in detail every individual property involved in an acquisition. Ordinarily, review efforts are focused on the higher-valued properties. However, even a detailed review of all properties and records may not reveal existing or potential problems nor will it permit the Company to become sufficiently familiar with the properties to assess fully their deficiencies and capabilities. Inspections are not always performed on every well, and environmental problems, such as groundwater contamination, are not necessarily observable even when an inspection is undertaken.

EFFECTS OF LEVERAGE

         On a pro forma basis giving effect to the Cometra Acquisition, the Cabot Acquisition and the related financings, at September 30, 1997, the Company's outstanding indebtedness would have been $373.1 million and the Company's ratio of total debt to total capitalization would have been 52%. In 1994, 1995, 1996 and on a pro forma basis for 1996, the Company's ratio of earnings to fixed charges was 2.0x, 2.1x, 3.6x and 1.9x, respectively. For the nine months ended September 30, 1996 and 1997 and on a pro forma basis for the nine months ended September 30, 1997, the Company's ratio of earnings to fixed charges was 3.2.x, 2.0.x and 1.9.x, respectively. The principal payment obligations of the Company's pro forma debt for 1997, 1998 and 1999 amount to $26,000, $413,000 and $12,000, respectively. The Company's level of indebtedness will have several important effects on its future operations, including (i) a substantial portion of the Company's cash flow from operations must be dedicated to the payment of interest on its indebtedness and will not be available for other purposes, (ii) covenants contained in the Company's debt obligations will require the Company to meet certain financial tests, and other restrictions will limit its ability to borrow additional funds or to dispose of assets and may affect the Company's flexibility in planning for, and reacting to, changes in its businesses, including possible acquisition activities and (iii) the Company's ability to obtain additional financing in the future for working capital, capital expenditures, acquisitions, general corporate purposes or other purposes may be impaired. The Company's ability to meet its debt service obligations and to reduce its total indebtedness will be dependent upon the Company's future performance, which will be subject to oil and gas prices, the Company's level of production, general economic conditions and to financial, business and other factors affecting the operations of the Company, many of which are beyond its control. There can be no assurance that the Company's future performance will not be adversely affected by some or all of these factors. In addition, the Credit Agreement, the Indenture for the Convertible Debentures and the indenture for the Company's 8.75% Senior Subordinated Notes (the "8.75% Notes") contain restrictions on the Company's ability to pay dividends on capital stock. Under the most restrictive of these provisions, the Company would have been able to pay up to $7.7 million of dividends as of September 30, 1997. See "Forward-Looking Information."

CAPITAL AVAILABILITY

         The Company's strategy of acquiring and developing oil and gas properties is dependent upon its ability to obtain financing for such acquisitions and development projects. The Company expects to utilize the Credit Agreement (the "Credit Agreement") among the Company and several banks (the "Banks") to borrow a portion of the funds required for any given transaction or project. If funds under the Credit Agreement are not available to fund acquisition and development projects, the Company would seek to obtain such financing from the sale of equity securities or other debt financing. There can be no assurance that any such other financing would be available on terms acceptable to the Company. Should sufficient capital not be available, the Company may not be able to continue to implement its strategy.

         The Credit Agreement limits the amounts the Company may borrow to amounts, determined by the Banks, in their sole discretion, based upon a variety of factors including the discounted present value of the Company's estimated future net cash flow from oil and gas production (the "Borrowing Base"). At December 24, 1997 the Borrowing Base was $325 million, of which the Company had borrowings of $220.7 million outstanding. If oil or gas prices decline below their current levels, the availability of funds and the ability to pay outstanding amounts under the Credit Agreement could be materially adversely affected.

OPERATING HAZARDS AND UNINSURED RISKS; PRODUCTION CURTAILMENTS

         The oil and gas business involves a variety of operating risks, including, but not limited to, unexpected formations or pressures, uncontrollable flows of oil, gas, brine or well fluids into the environment (including groundwater contamination), blowouts, cratering, fires, explosions, pipeline ruptures or spills, pollution and other risks, any of which could result in personal injuries, loss of life, damage to properties, environmental pollution, suspension of operations and substantial losses. Although the Company carries insurance which it believes is reasonable, it is not fully insured against all risks. The Company does not carry business interruption insurance. Losses and liabilities arising from uninsured or under-insured events could have a material adverse effect on the financial condition and results of operations of the Company.

         From time to time, due primarily to contract terms, pipeline interruptions or weather conditions, the producing wells in which the Company owns an interest have been subject to production curtailments. The curtailments vary from a few days to several months. In most cases the Company is provided only limited notice as to when production will be curtailed and the duration of such curtailments. The Company is currently not curtailed on any of its production.

         Certain of the Cometra Properties are located offshore in the Gulf of Mexico which are subject to a variety of operating risks peculiar to the marine environment, such as hurricanes or other adverse weather conditions, more extensive governmental regulation, including regulations that may, in certain circumstances, impose strict liability for pollution damage, and to interruption or termination of operations by governmental authorities based on environmental or other considerations. Since completion of the Cometra Acquisition, several of the offshore properties have encountered production shortfalls due primarily to mechanical problems. The mechanical issues are currently being addressed by the operators. However, the Company cannot accurately predict when and if production will be returned to the original levels.

HEDGING RISKS

         From time to time, the Company hedges a portion of its physical oil and natural gas production by entering short positions through fixed price swaps or options. The Company does not generally trade directly utilizing NYMEX futures. The settlement is determined by the difference between the Company's fixed price and the average of the daily prompt NYMEX WTI contract during each corresponding month.

         The Company's Vice-President-Gas Management has the responsibility for implementing approved hedge strategies. The hedge program provides for oversight and reporting requirements, hedge goals and how strategies will be developed.

         The Company may in the future enter into oil and natural gas futures contracts, options and swaps. The Company's hedging activities, while intended to reduce the Company's sensitivity to changes in market prices of oil and gas, are subject to a number of risks including instances in which (i) production is less than expected, (ii) there is a widening of price differentials between delivery points required by fixed price delivery contracts to the extent they differ from those of the Company's production or (iii) the Company's customers or the counterparties to its futures contracts fail to purchase or deliver the contracted quantities of oil or natural gas. Additionally, the fixed price sales and hedging contracts limit the benefits the Company will realize if actual prices rise above the contract prices. In the future, the Company may increase the percentage of its production covered by hedging arrangements.

GAS CONTRACT RISK

         A significant portion of the Company's production is subject to fixed price contracts. On a pro forma basis, approximately 42% of average gas production for September 30, 1997 was sold subject to fixed price sales contracts (including a contract relating to the Cometra Properties described below and excluding the hedging activities described above). These fixed price contracts are at prices ranging from $2.15 to $3.75 per Mcf. The fixed price contracts with terms of less than one year, between one and five years and greater than five years constitute approximately 46%, 51% and 3%, respectively, of the volume sold under fixed price contracts. The fixed price sales contracts limit the benefits the Company will realize if actual prices rise above the contract prices.

         As part of the Cometra Acquisition, the Company acquired a gas sales contract covering approximately 20,000 gross acres. The price paid pursuant to the contract was $3.75 per Mcf at September 30, 1997 (48% higher than average natural gas prices received by the Company with respect to its other production for the first nine months of 1997) and escalates at $.05 per Mcf each July through the end of the contract. The contract is with a major Texas utility and expires in June 2000. This contract represents 13% of the Company's pro forma September 1997 production on an Mcfe basis.

         The gas contract contains language that requires the purchaser to purchase all legally produced gas on the designated acreage at the contract price. The contract also contains language that may be read to provide that the purchaser is not required to purchase more than 80% of the Company's delivery capacity (up to a delivery capacity of 20,000 Mcf/d). In July 1997, the purchaser notified the Company that the purchaser would reduce its purchases under the contract from 20,000 net Mcf/d to 12,000 net Mcf/d effective August 1, 1997. In addition, the purchaser sought a declaratory judgment with respect to the maximum volume of gas that the purchaser is obligated to purchase at the contract price. However, on September 29, 1997, the Company was granted a preliminary injunction that allows the Company to maintain deliveries at current levels of approximately 20,000 Mcf/d under the contract. The matter is scheduled for trial in June 1998.

         The Company believes that the purchaser is obligated to purchase all quantities delivered under the contract. However, there can be no assurance that the Company will prevail in this matter. If the Company is unsuccessful in defending its position, then the Company could be required to market its production on less attractive terms, which could have a material adverse effect on the Company's financial condition, results of operations and cash flow. For example, if quantities under the gas sales contract were lowered to 12,000 Mcf/d, the Company estimates that oil and gas revenues would be reduced by $4.4 million annually, assuming the existing production under the contract were sold for $2.26 per Mcf (the closing NYMEX 12-month strip price on December 10, 1997) instead of the current contract price.


GAS GATHERING, PROCESSING AND MARKETING

         The Company's gas gathering, processing and marketing operations depend in large part on the ability of the Company to contract with third party producers to produce their gas, to obtain sufficient volumes of committed natural gas reserves, to maintain throughput in the Company's processing plant at optimal levels, to replace production from declining wells, to assess and respond to changing market conditions in negotiating gas purchase and sale agreements and to obtain satisfactory margins between the purchase price of its natural gas supply and the sales price for such residual gas volumes and the natural gas liquids processed. In addition, the Company's operations are subject to changes in regulations relating to gathering and marketing of oil and gas. The inability of the Company to attract new sources of third party natural gas or to promptly respond to changing market conditions or regulations in connection with its gathering, processing and marketing operations could materially adversely affect the Company's financial condition and results of operations.

LAWS AND REGULATIONS

         The Company's operations are affected by extensive regulation pursuant to various federal, state and local laws and regulations relating to the exploration for and development, production, gathering, marketing, transportation and storage of oil and gas. These regulations, among other things, control the rate of oil and gas production, and control the amount of oil that may be imported. The Company's operations are subject to numerous laws and regulations governing plugging and abandonment, the discharge of materials into the environment or otherwise relating to environmental protection. These laws and regulations require the acquisition of a permit before drilling commences, restrict the types, quantities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution which might result from the Company's operations. The Company may also be subject to substantial clean-up costs for any toxic or hazardous substance that may exist under any of its properties. Moreover, the recent trend toward stricter standards in environmental legislation and regulation is likely to continue. For instance, legislation has been proposed in Congress from time to time that would reclassify certain crude oil and natural gas exploration and production wastes as "hazardous wastes" which would make the reclassified wastes subject to much more stringent handling, disposal and clean-up requirements. If such legislation were to be enacted, it could have a significant impact on the operating costs of the Company, as well as the oil and gas industry in general. Initiatives to further regulate the disposal of crude oil and natural gas wastes are also pending in certain states, and these various initiatives could have a similar impact on the Company. The Company could incur substantial costs to comply with environmental laws and regulations.

COMPETITION

         The Company encounters substantial competition in acquiring properties, marketing oil and gas, securing equipment and personnel and operating its properties. The competitors in acquisitions, development, exploration and production include major oil companies, numerous independent oil and gas companies, individual proprietors and others. Many of these competitors have financial and other resources which substantially exceed those of the Company and have been engaged in the energy business for a much longer time than the Company. Therefore, competitors may be able to pay more for desirable leases and to evaluate, bid for and purchase a greater number of properties or prospects than the financial or personnel resources of the Company will permit.

DEPENDENCE ON KEY PERSONNEL

         The Company depends, and will continue to depend in the foreseeable future, on the services of its officers and key employees with extensive experience and expertise in evaluating and analyzing producing oil and gas properties and drilling prospects, maximizing production from oil and gas properties and marketing oil and gas production, including John H. Pinkerton, the Company's President and Chief Executive Officer. However, the Company does not have employment contracts with any of its officers or key employees. The ability of the Company to retain its officers and key employees is important to the continued success and growth of the Company. The loss of key personnel could have a material adverse effect on the Company. The Company does not maintain key man life insurance on any of its officers or key employees.

CERTAIN BUSINESS INTERESTS OF CHAIRMAN

         Thomas J. Edelman, Chairman of the Company, is also the Chairman, President and Chief Executive Officer of Patina Oil & Gas Company ("Patina"), a publicly traded oil and gas company. The Company currently has no existing business relationships with Patina, and Patina does not own any of the Company's securities. However, as a result of Mr. Edelman's position in Patina, conflicts of interests may arise between them. The Company has board policies that require Mr. Edelman to give notification of any potential conflicts that may arise between the Company and Patina. There can be no assurance, however, that the Company will not compete with Patina for the same acquisition or encounter other conflicts of interest.

SUBORDINATE RANKING OF OBLIGATIONS UNDER THE GUARANTEE AND CONVERTIBLE
DEBENTURES

         Lomak's obligations under the Guarantee are subordinate and junior in right of payment to all liabilities of Lomak (other than any other obligations that may be made pari passu expressly by their terms) and pari passu in right of payment with the most senior preferred stock issued, from time to time, if any, by Lomak. The obligations of Lomak under the Convertible Debentures are subordinate and junior in right of payment to all present and future Senior Indebtedness (as defined herein) of Lomak. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Convertible Debentures may be made if (i) any Senior Indebtedness of Lomak is not paid when due and any applicable grace period with respect to such default has ended with such default not having been cured or waived or ceasing to exist or (ii) the maturity of any Senior Indebtedness has been accelerated because of a default. Lomak also may not make any payment upon or in respect of the Convertible Debentures if a default in the payment of the principal of, premium, if any, interest or other obligations in respect of Senior Indebtedness occurs and is continuing beyond any applicable period of grace. Payments on the Convertible Debentures may and shall be resumed upon the date on which such default is cured or waived. There are no terms in the Convertible Preferred Securities, the Convertible Debentures or the Guarantee that limit Lomak's ability to incur additional indebtedness, including indebtedness that ranks senior to the Convertible Debentures and the Guarantee, or to grant security interests to secure outstanding or new indebtedness. As of December 24, 1997, Lomak had available borrowing capacity under its Credit Agreement of approximately $104.3 million. See "Description of the Guarantee--Status of the Guarantee" and "Description of the Convertible Debentures--Subordination."

LIMITATIONS OF THE GUARANTEE

         The Guarantee Trustee (as defined herein) holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. Under the Guarantee, Lomak irrevocably and unconditionally guaranteed payments to the holders of the Convertible Preferred Securities to the extent of the lesser of
(a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of the payment to the extent the Trust has funds available therefor or (b) the amount of assets of the Trust remaining available for distribution to holders of the Convertible Preferred Securities in liquidation of the Trust. Because the Guarantee is limited by the amount of the funds in the Trust, if Lomak were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and, in such event, holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, holders of the Convertible Preferred Securities would rely on the enforcement (1) by the Institutional Trustee of its rights as registered holder of the Convertible Debentures against Lomak pursuant to the terms of the Convertible Debentures or
(2) by such holder of its right of Direct Action against Lomak as described below to enforce payments on the Convertible Debentures. See "Description of the Guarantee--Events of Default." The Declaration (as defined herein) provides that each holder of Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

LIMITATION OF ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF CONVERTIBLE PREFERRED SECURITIES.

         If (i) Lomak Financing Trust fails to pay distributions in full on the Convertible Preferred Securities (other than pursuant to a deferral during an Extension Period) or (ii) a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Convertible Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Convertible Debentures against Lomak. In addition, the holders of a majority in liquidation amount of the Convertible Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Convertible Debentures. If the Institutional Trustee fails to enforce its rights under the Convertible Debentures, a holder of Convertible Preferred Securities may institute a legal proceeding directly against Lomak to enforce the Institutional Trustee's rights under the Convertible Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Lomak to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the Redemption Date), then a holder of Convertible Preferred Securities may directly institute a proceeding for enforcement of payment to such holder of the principal of or interest on the Convertible Debentures having a principal amount equal to the aggregate liquidation amount of the Convertible Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, Lomak will be subrogated to the rights of such holders of Convertible Preferred Securities under the Declaration to the extent of any payment made by Lomak to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of Convertible Debentures. See "Description of the Convertible Preferred Securities--Declaration Events of Default."

DEFERRAL OF INTEREST PAYMENTS

         So long as Lomak shall not be in default in the payment of interest on the Convertible Debentures, Lomak has the right under the Indenture to defer payments of interest on the Convertible Debentures by extending the interest payment period at any time, and from time to time, on the Convertible Debentures. As a consequence of such an extension, quarterly distributions on the Convertible Preferred Securities would be deferred by the Trust during any such Extension Period. Prior to the termination of any such Extension Period, Lomak may further extend such Extension Period; provided, that such Extension Period, together with all such previous and further extensions thereof, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment or all amounts then due, Lomak may commence a new Extension Period, subject to the above requirements. See "Description of the Convertible Preferred Securities--Distributions" and "Description of the Convertible Debentures--Option to Extend Interest Payment Period."

         Should Lomak exercise its right to defer payments of interest by extending the interest payment period, each holder of Convertible Preferred Securities will continue to accrue income (as original issue discount ("OID") in respect of the deferred and compounded interest allocable to its Convertible Preferred Securities for United States federal income tax purposes, which will be allocated but not distributed, to holders of record of Convertible Preferred Securities. As a result, each such holder of Convertible Preferred Securities will recognize income for United States federal income tax purposes in advance of the receipt of cash and will not receive the cash from Lomak Financing Trust related to such income if such holder disposes of its Convertible Preferred Securities prior to the record date for the date on which distributions of such amounts are made. Lomak has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Convertible Debentures. However, should Lomak determine to exercise such right in the future, the market price of the Convertible Preferred Securities is likely to be materially adversely affected. A holder that disposes of its Convertible Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Convertible Preferred Securities. In addition, as a result of the existence of Lomak's right to defer interest payments, the market price of the Convertible Preferred Securities (which represent an undivided beneficial ownership interest in the Convertible Debentures) may be more volatile than other OID securities that do not have such interest deferral rights. See "United States Federal Income Taxation--Potential Extension of Interest Payment Period and Original Issue Discount."

DISTRIBUTION OF CONVERTIBLE DEBENTURES UPON DISSOLUTION OF THE TRUST

         Under certain circumstances, the Trust may be dissolved with the result that the Convertible Debentures would be distributed to the holders of the Trust Securities in connection with the liquidation of the Trust. See "Description of the Convertible Preferred Securities--Liquidation Distribution Upon Dissolution."

         Under current United States federal income tax law, and assuming, as expected, that the Trust is treated as a grantor trust for United States federal income tax purposes, a distribution of Convertible Debentures upon the dissolution of the Trust would not be a taxable event to holders of the Convertible Preferred Securities.

         There can be no assurance as to the market prices for the Convertible Preferred Securities or the Convertible Debentures that may be distributed in exchange for Convertible Preferred Securities if a dissolution or liquidation of the Trust were to occur. Accordingly, the Convertible Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Convertible Debentures that a holder of Convertible Preferred Securities may receive on dissolution and liquidation of the Trust, may trade at a discount to the price that the investor paid to purchase the Convertible Preferred Securities offered hereby. Because holders of Convertible Preferred Securities may receive Convertible Debentures upon the occurrence of a Special Event, prospective purchasers of Convertible Preferred Securities are also making an investment decision with regard to the Convertible Debentures and should carefully review all the information regarding the Convertible Debentures contained herein. See "Description of the Convertible Debentures."

ABSENCE OF VOTING RIGHTS

Generally, holders of the Convertible Preferred Securities do not have any voting rights with respect to Lomak's governance, nor are they be entitled to vote to appoint, remove or replace or to increase or decrease the number of, LFT Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. See "Description of the Convertible Preferred Securities--Voting Rights."

TRADING PRICE

         The Convertible Preferred Securities may trade at a price that does not fully reflect the value of accrued but unpaid interest (or OID if the Convertible Debentures are treated as having been issued, or reissued, with OID) with respect to the underlying Convertible Debentures. A holder who disposes of Convertible Preferred Securities between record dates for payments of distributions thereon will be required to include accrued but unpaid interest on the Convertible Debentures through the date of disposition in income as ordinary income (i.e., OID), and to add such amount to the adjusted tax basis in the holder's pro rata share of the underlying Convertible Debentures deemed disposed of. To the extent the selling price is less than the holder's adjusted tax basis (which will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation--Potential Extension of Interest Payment Period and Original Issue Discount" and "-- Sales of Convertible Preferred Securities."

ABSENCE OF PUBLIC MARKET FOR THE CONVERTIBLE PREFERRED SECURITIES ON RESALE

         Although the Initial Purchasers currently make a market in the Convertible Preferred Securities, they are not obligated to do so and may discontinue such market making at any time without notice. In addition, such market making activity is subject to the limits imposed by the Securities Act and the Exchange Act. Accordingly, there can be no assurance that any market for the Convertible Preferred Securities will develop or, if one does develop, that it will be maintained. If an active market for the Convertible Preferred Securities fails to develop or be sustained, the trading price of such Convertible Preferred Securities could be materially adversely affected.

                           FORWARD-LOOKING INFORMATION

         Information included in this Prospectus, including information incorporated by reference herein, contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, including projections, estimates and expectations. Those statements by their nature are subject to certain risks, uncertainties and assumptions and will be influenced by various factors. Should one or more of these statements or their underlying assumptions prove to be incorrect, actual results could vary materially. Without limiting the generality of the foregoing, words such as "anticipate," estimate," "project" and "expect" are intended to identify forward-looking statements. Although the Company believes that such projections, estimates and expectations are based on reasonable assumptions, it can give no assurance that such projections, estimates and expectations will be achieved. Important factors that could cause actual results to differ materially from those in the forward-looking statements herein include political and economic developments in the United States and foreign countries, federal and state regulatory developments, the timing and extent of changes in commodity prices, the extent of success in acquiring oil and gas properties and in discovering, developing and producing reserves and conditions of the capital markets and equity markets during the periods covered by the forward-looking statements. See "Risk Factors" for further information with respect to certain of such factors.

                       RATIO OF EARNINGS TO FIXED CHARGES

         The following table sets forth the Company's consolidated ratios of earnings to fixed charges (a) for each of the five years ended December 31, 1996 and for the nine months ended September 30, 1997 on an historical basis and (b) for the year ended December 31, 1996 and the nine months ended September 30, 1997 as adjusted for the Original Offering.


                                               YEAR ENDED DECEMBER 31,                                   NINE MONTHS ENDED
                                                                                                           SEPTEMBER 30,
  -----------------------------------------------------------------------------------------------     --------------------
                                                                                      Pro Forma                Pro Forma
                                            1992     1993     1994     1995    1996      1996          1997       1997
  -----------------------------------------------------------------------------------------------     --------------------
   Ratio of earnings to fixed charges(1)       1.9x      2.2x      2.0x      2.1x      3.6x      1.6x      2.0x      1.9x


   Ratio of earnings to fixed charges and
     preferred dividends(1) .............      1.5x      1.7x      1.7x      1.9x      2.7x      1.5x      1.8x      1.8x

--------------

(1) For purposes of determining the ratio of earnings to fixed charges, earnings are defined as income before income taxes plus fixed charges. Fixed charges consist of interest expense on all indebtedness.

                                 USE OF PROCEEDS

         Neither the Trust nor the Company will receive any proceeds upon the sale by the Selling Securityholders of the Offered Securities.



                              ACCOUNTING TREATMENT

         For financial reporting purposes, the Trust will be treated as a subsidiary of Lomak and accordingly, the accounts of the Trust will be included in the consolidated financial statements of Lomak. The Convertible Preferred Securities will be presented as a separate line item in the consolidated balance sheet of Lomak entitled "Company-obligated Preferred Securities of Subsidiary Trust," and appropriate disclosures about the Convertible Preferred Securities, the Guarantee and the Convertible Debentures will be included in the notes to the Company's consolidated financial statements. For financial reporting purposes, Lomak will record distributions payable on the Convertible Preferred Securities as a financing charge to earnings in Lomak's consolidated statement of operations.

                              LOMAK FINANCING TRUST

         Lomak Financing Trust is a statutory business trust formed under Delaware law pursuant to (i) the Declaration of Trust, dated as of October 8, 1997, as amended by the Amended and Restated Declaration of Trust dated as of October 22, 1997 (the "Declaration"), executed by Lomak, as sponsor and the trustees of Lomak Financing Trust (the "LFT Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on October 8, 1997. Lomak owns, directly or indirectly, all of the Common Securities, which will have an aggregate liquidation amount equal to 3% of the total capital of Lomak Financing Trust. Lomak Financing Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Convertible Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

         Pursuant to the Declaration, the number of LFT Trustees is currently five. Three of the LFT Trustees (the "Regular Trustees") are persons who are employees or officers of or who are affiliated with Lomak. The fourth trustee is a financial institution that maintains its principal place of business in the state of Delaware (the "Delaware Trustee"). The fifth Trustee (the "Institutional Trustee") is a financial institution that is unaffiliated with Lomak and serves as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The Bank of New York, a New York banking corporation, currently serves as the

Institutional Trustee and will continue to serve as the Institutional Trustee until removed or replaced by the holder of the Common Securities. The Bank of New York acts as trustee (the "Guarantee Trustee") under the Guarantee and as Debt Trustee (as defined herein) under the Indenture. The Bank of New York (Delaware), acts as Delaware Trustee. See "Description of the Convertible Preferred Securities--Voting Rights."

         The Institutional Trustee holds title to the Convertible Debentures for the benefit of the holders of the Trust Securities, and the Institutional Trustee has the power to exercise all rights, powers and privileges under the Indenture as the holder of the Convertible Debentures. In addition, the Institutional Trustee maintains exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. The Institutional Trustee will make payments of distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Guarantee Trustee holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities. Lomak, as the direct or indirect holder of all the Common Securities, has the right to appoint, remove or replace any LFT Trustee and to increase or decrease the number of LFT Trustees. Lomak pays all fees and expenses related to Lomak Financing Trust and the offering of the Trust Securities. See "Description of the Convertible Debentures--Miscellaneous."

         The Common Securities will rank pari passu, and payments will be made thereon pro rata, with the Convertible Preferred Securities, except that upon the occurrence and continuance of an event of default under the Declaration resulting from an Event of Default under the Indenture, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption or otherwise will be subordinated to the rights of holders of the Convertible Preferred Securities. See "Description of the Convertible Preferred Securities--General."

         The rights of the holders of the Convertible Preferred Securities, including economic rights, rights to information and voting rights, are set forth in the Declaration and the Delaware Business Trust Act (the "Trust Act"). The Declaration, the Indenture and the Guarantee also incorporate by reference the terms of the Trust Indenture Act. The Declaration, the Indenture and the Guarantee will be qualified under the Trust Indenture Act.

               DESCRIPTION OF THE CONVERTIBLE PREFERRED SECURITIES

         The Convertible Preferred Securities were issued pursuant to the terms of the Declaration. The Declaration incorporates by reference terms of the Trust Indenture Act, and the Declaration will be qualified under the Trust Indenture Act. The Institutional Trustee, The Bank of New York, acts as indenture trustee for the Convertible Preferred Securities under the Declaration for purposes of compliance with the provisions of the Trust Indenture Act. The terms of the Convertible Preferred Securities include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following summary of the material terms and provisions of the Convertible Preferred Securities is subject to, and qualified in its entirety by reference to, the Declaration, the Trust Act and the Trust Indenture Act.

GENERAL

         The Declaration authorized the Regular Trustees to issue, on behalf of the Trust, the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust. All of the Common Securities are owned, directly or indirectly, by Lomak. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Convertible Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Convertible Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee holds the Convertible Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The payment of distributions out of money held by the Trust, and payments upon redemption of the Convertible Preferred Securities or liquidation of the Trust, are guaranteed by Lomak to the extent described under "Description of the Guarantee." The Guarantee is held by The Bank of New York, the Guarantee Trustee, for the benefit of the holders of the Convertible Preferred Securities. The Guarantee does not cover payment of distributions when the Trust does not have sufficient available funds to pay such distributions. In such event, the remedy of a holder of Convertible Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the

Convertible Debentures or, in certain limited circumstances, to take Direct Action. See "--Voting Rights" and "Declaration Events of Default."

DISTRIBUTIONS

         Distributions on the Convertible Preferred Securities are fixed at a rate per annum of 5 3/4% of the stated liquidation amount of $50 per Convertible Preferred Security. Distributions in arrears for more than one quarter will accumulate at the distribution rate, compounded quarterly. The term "distribution" as used herein includes such cash distributions and any such interest payable unless otherwise stated. The amount of distributions payable for any period will be computed on the basis of a 360-day year of twelve 30-day months and for any period shorter than a full quarterly distribution period for which distributions are computed, distributions will be computed on the basis of the actual number of days elapsed per 30-day month.

         Distributions on the Convertible Preferred Securities will be cumulative, will accrue from the first date that any Convertible Preferred Securities are issued, and will be payable quarterly in arrears on February 1, May 1, August 1, and November 1 each year, commencing February 1, 1998, when, as and if available for payment. Distributions will be made by the Institutional Trustee, except as otherwise described below.

         So long as Lomak shall not be in default in the payment of interest on the Convertible Debentures, Lomak has the right under the Indenture to defer payments of interest on the Convertible Debentures by extending the interest payment period from time to time on the Convertible Debentures, which, if exercised, would defer quarterly distributions on the Convertible Preferred Securities (though such distributions would continue to accumulate at the distribution rate, compounded quarterly, since interest would continue to accrue on the Convertible Debentures) during any such Extension Period. Such right to extend the interest payment period for the Convertible Debentures is limited to a period not exceeding 20 consecutive quarters and such period may not extend beyond the maturity of the Convertible Debentures. Each Extension Period, if any, will end on an Interest Payment Date (as defined herein) for the Convertible Debentures; such date will also be a distribution payment date for the Convertible Preferred Securities. In the event that Lomak exercises its right to defer payment of interest, then (a) Lomak shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Lomak Common Stock in connection with the satisfaction by Lomak of its obligations under any employee benefit plans, (ii) as a result of a reclassification of Lomak capital stock or the exchange or conversion of one class or series of Lomak's capital stock for another class or series of Lomak capital stock, (iii) the purchase of fractional interests in shares of Lomak's capital stock pursuant to the conversion or exchange provisions of such Lomak capital stock or the security being converted or exchanged for Lomak capital stock, (iv) dividends or distributions in Lomak Common Stock and (v) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan (including the existing such plan) in the future or the redemption or repurchase of any such rights pursuant thereto), (b) Lomak shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Lomak that rank pari passu with or junior in interest to the Convertible Debentures and (c) Lomak shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, Lomak may further extend the interest payment period; provided that such Extension Period, together with all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Lomak may commence a new Extension Period, subject to the above requirements. See "Description of the Convertible Debentures--Interest" and "-- Option to Extend Interest Payment Period." If distributions are deferred, the deferred distributions and accumulated distributions thereon shall be paid to holders of record of the Convertible Preferred Securities as they appear on the books and records of the Trust at the close of business on the record date next following the termination of such Extension Period.

         Distributions on the Convertible Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such distributions. The Trust's funds available for distribution to the holders of the Convertible Preferred Securities will be limited to payments received from Lomak on the Convertible Debentures. See "Description of the Convertible Debentures." The payment of distributions out of monies held by the Trust is guaranteed by Lomak to the extent set forth under "Description of the Guarantee."

         Distributions on the Convertible Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust at the close of business on the relevant record dates, which will be fifteen days prior to the relevant payment dates. Such distributions will be paid through the Institutional Trustee who will hold amounts received in respect of the Convertible Debentures for the benefit of the holders of the Trust Securities. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "--Form, Denomination and Registration" below. In the event that any date on which distributions are to be made on the Convertible Preferred Securities is not a Business Day, then payment of the distributions payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such record date. A "Business Day" shall mean any day other than Saturday, Sunday or any other day on which banking institutions in the City of New York are permitted or required by any applicable law to close.

CONVERSION RIGHTS

         General. The Convertible Preferred Securities are convertible at any time beginning 90 days following October 22, 1997, the first date of original issuance of any Convertible Preferred Securities, through the close of business on the Business Day prior to the maturity date of the Convertible Debentures (or, in the case of Convertible Preferred Securities called for redemption, prior to the close of business on the Business Day prior to the Redemption Date) (the "Conversion Expiration Date"), at the option of the holders thereof and in the manner described below, into shares of Lomak Common Stock at an initial conversion rate of 2.1277 shares of Lomak Common Stock for each Convertible Preferred Security (equivalent to a conversion price (the "Conversion Price") of $23.50 per share of Lomak Common Stock), subject to adjustment as described under "-- Conversion Price Adjustments--General" below.

         The terms of the Convertible Preferred Securities provide that a holder of a Convertible Preferred Security wishing to exercise its conversion right shall surrender such Convertible Preferred Security, together with an irrevocable conversion notice, to the Institutional Trustee, as conversion agent (the "Conversion Agent") which shall, on behalf of such holder, exchange such Convertible Preferred Security for an equivalent portion of the Convertible Debentures and immediately convert an equivalent amount of Convertible Debentures into Lomak Common Stock. Holders may obtain copies of the required form of the conversion notice from the Conversion Agent. Additional procedures for converting book-entry Convertible Preferred Securities into shares of Lomak Common Stock are described below under "-- Form, Denomination and Registration."

         Accrued distributions will not be paid on the Convertible Preferred Securities that are converted, provided, however, that if any Convertible Preferred Security is converted after the close of business on a record date for payment of distributions thereon, the distributions payable on the related payment date with respect to such Convertible Preferred Security shall be paid on such distribution date to the person who was the registered holder thereof at the close of business on such record date, despite such conversion unless such Convertible Preferred Security has been called for redemption on a Redemption Date falling between such record date and the related distribution payment date, the amount of such payment shall include distributions accrued to, but excluding, such Redemption Date and such payment shall be made to the converting holder. Except as provided in the immediately preceding sentence, neither the Trust nor Lomak shall make any payment, allowance or adjustment for accumulated and unpaid distributions, whether or not in arrears, on converted Convertible Preferred Securities. Lomak will make no payment or allowance for distributions on the shares of Lomak Common Stock issued upon such conversion, except to the extent that such shares of Lomak Common Stock are held of record on the record date for any such distributions.

         No fractional shares of Lomak Common Stock will be issued as a result of conversion, but in lieu thereof such fractional interest will be paid by Lomak in cash based on the current market price of Lomak Common Stock on the date such Convertible Preferred Securities are surrendered for conversion.

         Conversion Price Adjustments--General. The initial conversion price of $23.50 per share of Lomak Common Stock is subject to adjustment (under formulae set forth in the Indenture) in certain events, including (i) the issuance of shares of Lomak Common Stock as a dividend or a distribution with respect to Lomak Common Stock, (ii) certain subdivisions and combinations of Lomak Common Stock, (iii) the issuance to all holders of Lomak Common Stock of certain rights or warrants entitling them to subscribe for or purchase shares of Lomak Common Stock, (iv) the distribution to all holders of Lomak Common Stock of shares of capital stock (other than Lomak Common Stock) or evidences of indebtedness of Lomak or of assets (including securities, but excluding those rights, warrants, dividends and distributions referred to above or paid in cash), (v) distributions consisting of cash, excluding any quarterly cash dividend on Lomak Common Stock to the extent that the aggregate cash dividend per share of Lomak Common Stock in any quarter does not exceed the greater of (x) the amount per share of Lomak

Common Stock of the next preceding quarterly dividend on Lomak Common Stock to the extent that such preceding quarterly dividend did not require an adjustment of the conversion rate pursuant to this clause (v) (as adjusted to reflect subdivisions or combinations of Lomak Common Stock), and (y) 3.75% of the average of the daily Closing Price (as defined in the Indenture) of Lomak Common Stock during the ten consecutive Trading Days (as defined in the Indenture) immediately prior to the date of declaration of such dividend, and excluding any dividend or distribution in connection with the liquidation, dissolution or winding-up of Lomak, (vi) payment to holders of Lomak Common Stock in respect of a tender or exchange offer by Lomak or any subsidiary for Lomak Common Stock to the extent that the cash and value of any other consideration included in such payment per share of Lomak Common Stock exceeds the Current Market Price (as defined in the Indenture) per share of Lomak Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer; and (vii) payment in respect of a tender offer or exchange offer by a person other than Lomak or any subsidiary of Lomak in which, as of the closing date of the offer, the Board of Directors is not recommending rejection of the offer. If an adjustment is required to be made as set forth in clause (v) above as a result of a distribution that is a quarterly dividend, such adjustment would be based upon the amount by which such distribution exceeds the amount of the quarterly cash dividend permitted to be excluded pursuant to such clause (v). If an adjustment is required to be made based upon the full amount of the distribution that is not a quarterly dividend, such adjustment would be based upon the full amount of the distribution. The adjustment referred to in clause (vii) above will only be made (A) if the tender offer or exchange offer is for an amount that increases that person's ownership of Lomak Common Stock to more than 25% of the total shares of Lomak Common Stock outstanding and (B) if the cash and value of any other consideration included in such payment per share of Lomak Common Stock exceeds the Current Market Price per share of Lomak Common Stock on the Business Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer. The adjustment referred to in clause (vii) above will not be made, however, if, as of the closing of the offer, the offering documents with respect to such offer disclose a plan or an intention to cause Lomak to engage in a consolidation or merger of Lomak or a sale of all or substantially all of Lomak's assets. The Convertible Debentures provide for corresponding anti-dilution adjustments.

         Lomak from time to time may to the extent permitted by law reduce the conversion price of the Convertible Debentures (and thus the conversion price of the Convertible Preferred Securities) by any amount for any period of at least 20 days, in which case Lomak shall give at least 15 days' notice of such reduction, if the Lomak Board of Directors has made a determination that such reduction would be in the best interests of Lomak, which determination shall be conclusive. Lomak may, at its option, make such reductions in the conversion price, in addition to those set forth above, as the Lomak Board of Directors deems advisable to avoid or diminish any income tax to holders of Lomak Common Stock resulting from any dividend or distribution of stock (or rights to acquire stock) or from any event treated as such for income tax purposes. See "United States Federal Income Taxation--Adjustment of Conversion Price."

         No adjustment in the conversion price will be required unless such adjustment would require a change of at least one percent (1%) in the conversion price then in effect; provided, however, that any adjustment that would not be required to be made shall be carried forward and taken into account in any subsequent adjustment. If any action would require adjustment of the conversion price pursuant to more than one of the provisions described above, only one adjustment shall be made and such adjustment shall be the amount of adjustment that has the highest absolute value to the holder of the Convertible Preferred Securities. Except as stated above, the conversion price will not be adjusted for the issuance of Lomak Common Stock or any securities convertible into or exchangeable for Lomak Common Stock or carrying the right to purchase any of the foregoing.

         Conversion Price Adjustments--Merger, Consolidation or Sale of Assets of Lomak. If any transaction shall occur (including without limitation (i) any recapitalization or reclassification of shares of Lomak Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of Lomak Common Stock), (ii) any consolidation or merger of Lomak with or into another person or any merger of another person into Lomak (other than a merger that does not result in a reclassification, conversion, exchange or cancellation of Lomak Common Stock), (iii) any sale or transfer of all or substantially all of the assets of Lomak, or (iv) any compulsory share exchange) pursuant to which either shares of Lomak Common Stock shall be converted into the right to receive other securities, cash or other property, or, in the case of a sale or transfer of all or substantially all of the assets of Lomak, the holders of Lomak Common Stock shall be entitled to receive other securities, cash or other property, then appropriate provision shall be made so that the holder of each Convertible Preferred Security then outstanding shall have the right thereafter to convert such Convertible Preferred Security only into:

                  (x) in the case of any such transaction that does not constitute a Lomak Common Stock Fundamental Change (as defined below) and subject to funds being legally available for such purpose under applicable law at the time of such conversion, the kind and amount of the securities, cash or other property that would have been receivable upon such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Lomak Common Stock issuable upon conversion of such Convertible Preferred Security immediately prior to such recapitalization, reclassification, consolidation, merger, sale, transfer or share exchange, after giving effect, in the case of any Non-Stock Fundamental Change (as defined below), to any adjustment in the conversion price in accordance with clause (i) of the following paragraph, and

                  (y) in the case of any such transaction that constitutes a Lomak Common Stock Fundamental Change, common stock of the kind received by holders of Lomak Common Stock as a result of such Lomak Common Stock Fundamental Change in an amount determined in accordance with clause (ii) of the following paragraph.

The company formed by such consolidation or resulting from such merger or that acquires assets or that acquires Lomak's shares, as the case may be, shall make provisions in its certificate or articles of incorporation or other constituent document to establish such right. Such certificate or articles of incorporation or other constituent document shall provide for adjustments that, for events subsequent to the effective date of such certificate or articles of incorporation or other constituent documents, shall be as nearly equivalent as may be practicable to the relevant adjustments provided for in the preceding paragraphs and in this paragraph.

         Notwithstanding any other provision in the preceding paragraphs to the contrary, if any Fundamental Change occurs, then the conversion price in effect will be adjusted immediately after such Fundamental Change as follows:

                  (i) in the case of a Non-Stock Fundamental Change, the conversion price of the Convertible Preferred Securities immediately following such Non-Stock Fundamental Change shall be the lower of (A) the conversion price in effect immediately prior to such Non-Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, and (B) the product of (1) the greater of the Applicable Price (as defined below) and the then applicable Reference Market Price (as defined below) and
         (2) a fraction, the numerator of which is $50 and the denominator of which is (x) the amount of the redemption price for one Convertible Preferred Security if the redemption date were the date of such Non-Stock Fundamental Change (or, for the twelve-month periods commencing November 1, 1997, November 1, 1998 and November 1, 1999 the product of 105.750%, 105.175% and 104.600%, respectively, times $50)
         plus (y) any then-accrued and unpaid distributions on one Convertible Preferred Security; and

                  (ii) in the case of a Lomak Common Stock Fundamental Change, the conversion price of Convertible Preferred Securities immediately following such Lomak Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Lomak Common Stock Fundamental Change, but after giving effect to any other prior adjustments effected pursuant to the preceding paragraphs, multiplied by a fraction, the numerator of which is the Purchaser Stock Price (as defined below) and the denominator of which is the Applicable Price; provided, however, that in the event of a Lomak Common Stock Fundamental Change in which (A) 100% of the value of the consideration received by a holder of Lomak Common Stock is common stock of the successor, acquiror or other third party (and cash, if any, paid with respect to any fractional interests in such common stock resulting from such Lomak Common Stock Fundamental Change) and (B) all of the Lomak Common Stock shall have been exchanged for, converted into or acquired for, common stock of the successor, acquiror or other third party (and any cash with respect to fractional interests), the conversion price of the Convertible Preferred Securities immediately following such Lomak Common Stock Fundamental Change shall be the conversion price in effect immediately prior to such Lomak Common Stock Fundamental Change multiplied by a fraction, the numerator of which is one (1) and the denominator of which is the number of shares of common stock of the successor, acquiror or other third party received by a holder of one share of Lomak Common Stock as a result of such Lomak Common Stock Fundamental Change.

         Depending upon whether a Fundamental Change is a Non-Stock Fundamental Change or a Lomak Common Stock Fundamental Change, a holder may receive significantly different consideration upon conversion. In the event of a Non-Stock Fundamental Change, the holder has the right to convert Convertible Preferred Securities into the kind and amount of the shares of stock and other securities or property or assets (including cash), except as otherwise provided above, as is determined by the number of shares of Lomak Common Stock receivable upon conversion at the conversion price as adjusted in accordance with clause (i) of the preceding paragraph. However, in the event of a Lomak Common Stock Fundamental Change in which less than 100% of the value of the consideration received by a holder of Lomak Common Stock is common stock of the successor, acquiror or other third party, a holder of a Convertible Preferred Security who converts such share following the Lomak Common Stock Fundamental Change will receive consideration in the form of such common stock only, whereas a holder who converted such share prior to the Lomak Common Stock Fundamental Change would have received consideration in the form of such common stock as well as any other securities or assets (which may include cash) issuable upon conversion of such Convertible Preferred Security immediately prior to such Lomak Common Stock Fundamental Change.

         The term "Applicable Price" means (i) in the event of a Non-Stock Fundamental Change in which the holders of Lomak Common Stock receive only cash, the amount of cash received by a holder of one share of Lomak Common Stock and
(ii) in the event of any other Fundamental Change, the average of the daily Closing Price (as defined in the Indenture) for one share of Lomak Common Stock during the 10 Trading Days immediately prior to the record date for the determination of the holders of Lomak Common Stock entitled to receive cash, securities, property or other assets in connection with such Fundamental Change or, if there is no such record date, prior to the date upon which the holders of Lomak Common Stock shall have the right to receive such cash, securities, property or other assets.

         The term "Lomak Common Stock Fundamental Change" means any Fundamental Change in which more than 50% of the value (as determined in good faith by the Board of Directors of Lomak) of the consideration received by holders of Lomak Common Stock consists of common stock that, for the 10 Trading Days immediately prior to such Fundamental Change, has been admitted for listing or admitted for listing subject to notice of issuance on a national securities exchange or quoted on The Nasdaq National Market; provided, however, that a Fundamental Change shall not be a Lomak Common Stock Fundamental Change unless either (i) Lomak continues to exist after the occurrence of such Fundamental Change and the outstanding Convertible Preferred Securities continue to exist as outstanding Convertible Preferred Securities, or (ii) not later than the occurrence of such Fundamental Change, the outstanding Convertible Debentures are converted into or exchanged for debentures of a corporation succeeding to the business of Lomak, which debentures have terms substantially similar to those of the Convertible Debentures.

         The term "Fundamental Change" means the occurrence of any transaction or event or series of transactions or events pursuant to which all or substantially all of the Lomak Common Stock shall be exchanged for, converted into, acquired for or shall constitute solely the right to receive cash, securities, property or other assets (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, combination, reclassification, recapitalization or otherwise); provided however, in the case of any such series of transactions or events, for purposes of adjustment of the conversion price, such Fundamental Change shall be deemed to have occurred when substantially all of the Lomak Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets, but the adjustment shall be based upon the consideration that the holders of Lomak Common Stock received in the transaction or event as a result of which more than 50% of the Lomak Common Stock shall have been exchanged for, converted into or acquired for, or shall constitute solely the right to receive, such cash, securities, property or other assets.

         The term "Non-Stock Fundamental Change" means any Fundamental Change other than a Lomak Common Stock Fundamental Change.

         The term "Purchaser Stock Price" means, with respect to any Lomak Common Stock Fundamental Change, the average of the daily Closing Price for one share of the common stock received by holders of Lomak Common Stock (determined as provided in the Declaration) in such Lomak Common Stock Fundamental Change during the 10 Trading Days immediately prior to the date fixed for the determination of the holders of Lomak Common Stock entitled to receive such common stock or, if there is no such date, prior to the date upon which the holders of Lomak Common Stock shall have the right to receive such common stock.

         The term "Reference Market Price" shall initially mean $12.42 (which is an amount equal to 66 2/3% of the reported last sale price for Lomak Common Stock on the NYSE on October 16, 1997) and, in the event of any adjustment to the conversion price other than as a result of a Fundamental Change, the Reference Market Price shall also be adjusted so that the ratio of the Reference Market Price to the conversion price after giving effect to any such adjustment shall always be the same as the ratio of the initial Reference Market Price to the initial conversion price of $23.50 per share.

MANDATORY REDEMPTION

         The Convertible Preferred Securities will be redeemed upon repayment of the Convertible Debentures at their maturity or to the extent that the Convertible Debentures are redeemed or repaid upon acceleration. The Convertible Debentures will mature on November 1, 2027, and may be redeemed, in whole or in part, at any time on or after November 4, 2000, or at any time in certain circumstances upon the occurrence of a Special Event (as defined below). Upon the repayment of the Convertible Debentures, whether at maturity or upon redemption, the proceeds from such repayment or payment shall simultaneously be applied to redeem pro rata Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Convertible Debentures so repaid or redeemed. If such redemption is made because of an optional redemption of the Convertible Debentures, the redemption of the Convertible Preferred Securities shall be at the appropriate Redemption Price (expressed as percentages of the principal amount of the Convertible Debentures) set forth below, together with accrued and unpaid interest on the Convertible Debentures to, but excluding, the redemption date, if redeemed during the 12-month period beginning November 1 of the applicable year; provided, that holders of Trust Securities shall be given not less than 30 nor more than 60 days notice of such redemption. See "Description of the Convertible Debentures--Redemption at the Option of Lomak." In the event that fewer than all of the outstanding Convertible Preferred Securities are to be redeemed, the Convertible Preferred Securities will be redeemed pro rata as described under "--Form, Denomination and Registration" below.

                YEAR                      REDEMPTION PRICE
                ----                      ----------------

                2000                         104.025%
                2001                         103.450
                2002                         102.875
                2003                         102.300
                2004                         101.725
                2005                         101.150
                2006                         100.575
                2007 and thereafter          100.000

         If Convertible Preferred Securities are redeemed on any distribution payment date, accumulated and unpaid distributions shall be payable to holders of record on the relevant record date.

         Lomak shall also have the right to redeem, in whole but not in part, the Convertible Debentures at any time in certain circumstances upon the occurrence of a Special Event as described under "Description of the Convertible Debentures--Special Event Redemption" at the Make-Whole Amount referred to in such section together with accrued and unpaid interest (including compound interest) to the redemption date.

REDEMPTION PROCEDURES FOR REDEMPTION BY THE TRUST

         The Trust may not redeem fewer than all of the outstanding Convertible Preferred Securities unless all accrued and unpaid distributions have been paid on all Convertible Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

         The Trust shall not be required to (i) in the event of any redemption in part, issue, register the transfer of or exchange any Convertible Preferred Securities during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of Convertible Preferred Securities and ending at the close of business on the earliest date in which such notice of redemption is deemed to have been given to all holders of Convertible Preferred Securities to be so redeemed or (ii) register the transfer of or exchange any Convertible Preferred Securities so selected for redemption, in whole or in part, except for the unredeemed portion of any Convertible Preferred Securities being redeemed in part.

         If the Trust gives a notice of redemption in respect of Convertible Preferred Securities (which notice will be irrevocable), then, by 12:00 noon, New York City time, on the redemption date, provided that Lomak has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption of the Convertible Debentures, the Trust will irrevocably deposit with the depositary for the Global Securities (the "Depositary ") funds sufficient to pay the amount payable on redemption of all book-entry certificates and will give the Depositary irrevocable instructions and authority to pay such amount in respect of Convertible Preferred Securities represented by the Global Certificates (as defined herein) and will irrevocably deposit with the paying agent for the Convertible Preferred Securities funds sufficient to pay such amount in respect of any certificated Convertible Preferred Securities and will give such paying agent irrevocable instructions and authority to pay such amount to the holders of certificated Convertible Preferred Securities upon surrender of their certificates. If notice of redemption shall have been given and funds deposited as required, then, immediately prior to the close of business on the redemption date, distributions will cease to accrue and all rights of holders of such Convertible Preferred Securities so called for redemption will cease, except the right of the holders of such Convertible Preferred Securities to receive the Redemption Price plus accrued and unpaid distributions on the Convertible Preferred Securities to be redeemed, but without interest on such Redemption Price. In the event that any date fixed for redemption of Convertible Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay) except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Convertible Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by Lomak pursuant to the Guarantee, distributions on such Convertible Preferred Securities will continue to accrue at the then applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

         In the event that fewer than all of the outstanding Convertible Preferred Securities are to be redeemed, the Convertible Preferred Securities will be redeemed pro rata.

         Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws), Lomak or its subsidiaries may at any time, and from time to time, purchase outstanding Convertible Preferred Securities by tender, in the open market or by private agreement.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

         The Company, as the holder of the Common Securities, has the right at any time to dissolve the Trust and, after satisfaction of the liabilities of creditors of the Trust as provided by applicable law, cause the Convertible Debentures to be distributed to the holders of the Convertible Preferred Securities and Common Securities in liquidation of the Trust, subject to the Institutional Trustee having received an opinion of counsel to the effect that such distribution will not be a taxable event to holders of Convertible Preferred Securities for United States federal income tax purposes; provided, however, that no such tax opinion will be required if a Special Event shall have occurred.

         In the event of any voluntary or involuntary liquidation, dissolution, winding-up or termination of the Trust (each a "Liquidation"), the then holders of the Convertible Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the stated liquidation amount of $50 per Convertible Preferred Security plus accrued and unpaid distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Liquidation, Convertible Debentures in an aggregate stated principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid distributions on, the Convertible Preferred Securities have been distributed on a pro rata basis to the holders of the Convertible Preferred Securities.

         If, upon any such Liquidation, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Convertible Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such dissolution pro rata with the holders of the Convertible Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Convertible Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

         Pursuant to the Declaration, the Trust shall dissolve (i) on November 1, 2032, the expiration of the term of the Trust, (ii) upon the bankruptcy of Lomak or the holder of the Common Securities, (iii) upon the filing of a certificate of dissolution or its equivalent with respect to the holder of the Common Securities or Lomak, the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to file such certificate of cancellation, or the revocation of the charter of the holder of the Common Securities or Lomak and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Convertible Debentures upon the election by the Company to dissolve the Trust, (v) upon


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

the entry of a decree of a judicial dissolution of the holder of the Common Securities, Lomak or the Trust, (vi) upon the redemption of all the Trust Securities or (vii) upon the distribution of Lomak Common Stock to all holders of Convertible Preferred Securities upon conversion of all outstanding Convertible Preferred Securities.

         There can be no assurance as to the market price for the Convertible Debentures which may be distributed in exchange for Convertible Preferred Securities if a dissolution and liquidation of the Trust were to occur. Accordingly, the Convertible Debentures that the investor may subsequently receive on dissolution and liquidation of the Trust may trade at a discount to the price of the Convertible Preferred Securities exchanged.

DECLARATION EVENTS OF DEFAULT

         An event of default under the Indenture (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Convertible Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Convertible Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Convertible Preferred Securities and only the holders of the Convertible Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore the Indenture.

         If the Institutional Trustee fails to enforce its rights under the Convertible Debentures any holder of Convertible Preferred Securities may, to the fullest extent permitted by law, institute a legal proceeding against Lomak to enforce the Institutional Trustee's rights under the Convertible Debentures. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of Lomak to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, Lomak will be subrogated to the rights of such holders of Convertible Preferred Securities under the Declaration to the extent of any payment made by Lomak to such holder of Convertible Preferred Securities in such Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

         Upon the occurrence of a Declaration Event of Default, the Institutional Trustee as the sole holder of the Convertible Debentures will have the right under the Indenture to declare the principal of and interest on the Convertible Debentures to be immediately due and payable. Lomak and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

VOTING RIGHTS

         Except as described herein, under the Trust Act and under the Trust Indenture Act, and as otherwise required by law and the Declaration, the holders of the Convertible Preferred Securities have no voting rights.

         Subject to the requirement of the Institutional Trustee obtaining a tax opinion in certain circumstances set forth in the last sentence of the next paragraph, the holders of a majority in aggregate liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee, as holder of the Convertible Debentures, to (i) exercise the remedies available under the Indenture with respect to the Convertible Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Convertible Debentures shall be due and payable or
(iv) consent to any amendment, modification or termination of the Indenture or the Convertible Debentures where such consent shall be required; provided, however, that if an Indenture Event of Default has occurred and is continuing then, the holders of 25% of the aggregate liquidation amount of the Convertible Preferred Securities may direct the Institutional Trustee to declare the principal of and interest on the Convertible Debentures immediately due and payable; provided, further, that, where a consent or action under the Indenture would require the consent or action of holders of more than a majority in principal amount of the Convertible Debentures then outstanding (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Convertible Preferred Securities may direct the Institutional Trustee to give such consent or take such action.

         The Institutional Trustee shall notify all holders of the Convertible Preferred Securities of any notice of default received from the Debt Trustee with respect to the Convertible Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) above unless the Institutional Trustee has obtained an opinion of tax counsel to the effect that, as a result of such action, the Trust will not be classified as other than a grantor trust for United States federal income tax purposes.

         In the event the consent of the Institutional Trustee, as the holder of the Convertible Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may only give such consent at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities which the relevant Super-Majority represents of the aggregate principal amount of the Convertible Debentures outstanding. The Institutional Trustee shall be under no obligation to take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of independent tax counsel experienced in such matters to the effect that for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust.

         A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

         Any required approval or direction of holders of Convertible Preferred Securities may be given at a separate meeting of holders of Convertible Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Convertible Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Convertible Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and (iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Convertible Preferred Securities will be required for the Trust to redeem and cancel Convertible Preferred Securities or distribute Convertible Debentures in accordance with the Declaration.

         Notwithstanding that holders of Convertible Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Convertible Preferred Securities that are owned at such time by Lomak or any entity directly controlling or controlled by, or under direct or indirect common control with, Lomak, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Convertible Preferred Securities were not outstanding.

         The procedures by which holders of Convertible Preferred Securities may exercise their voting rights are described below. See "--Form, Denomination and Registration."

         Holders of the Convertible Preferred Securities have no rights to appoint or remove the Regular Trustees, who may be appointed, removed or replaced solely by Lomak as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

         The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any action that would adversely affect the powers, preferences or special rights of the Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of at least a majority in liquidation amount of the Trust Securities affected thereby; provided that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Convertible Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

         Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" that is required to be registered under the 1940 Act.

EXPENSES AND TAXES

         In the Indenture, Lomak agreed to pay all debts and obligations (other than with respect to the Convertible Preferred Securities) and all costs and expenses of the Trust (including, but not limited to, all costs and expenses relating to the organization of the Trust, the fees and expenses of the Trustees and all costs and expenses relating to the operation of the Trust) and to pay any and all taxes, duties, assessments or governmental charges of whatever nature (other than United States withholding taxes) imposed on the Trust by the United States, or any other taxing authority, so that the net amounts received and retained by the Trust and the Institutional Trustee after paying such expenses will be equal to the amounts the Trust and the Institutional Trustee would have received had no such costs or expenses been incurred by or imposed on the Trust. The foregoing obligations of Lomak are for the benefit of, and shall be enforceable by, any person to whom any such debts, obligations, costs, expenses and taxes are owed (each, a "Creditor") whether or not such Creditor has received notice thereof. Any such Creditor may enforce such obligations of Lomak directly against Lomak, and Lomak will irrevocably waive any right or remedy to require that any such Creditor take any action against the Trust or any other person before proceeding against Lomak.

MERGERS, CONSOLIDATIONS OR AMALGAMATION

         The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, any corporation or other body, except as described below or as described in "Liquidation Distribution Upon Dissolution." The Trust may, with the consent of the Regular Trustees or, if there are more than two, a majority of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by a Trust organized as such under the laws of any state of the United States; provided, that (i) such successor entity either (x) expressly assumes all of the obligations of the Trust under the Trust Securities or (y) substitutes for the Convertible Preferred Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities"), so long as the Successor Securities rank the same as the Convertible Preferred Securities rank with respect to distributions and payments upon liquidation, redemption and otherwise, (ii) Lomak expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Convertible Debentures, (iii) such merger, consolidation, amalgamation or replacement does not cause the Convertible Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (iv) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (v) such successor entity has a purpose substantially identical to that of the Trust, (vi) prior to such merger, consolidation, amalgamation or replacement, Lomak has received an opinion of independent counsel to the Trust experienced in such matters to the effect that:
(A) such merger, consolidation, amalgamation or replacement does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity),
(B) following such merger, consolidation, amalgamation or replacement, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (C) following such merger, consolidation, amalgamation or replacement, the Trust (or such successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes and (vii) Lomak guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by any other entity or permit any other entity to consolidate,



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

amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger or replacement would cause the Trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

REGISTRATION RIGHTS

         Lomak and the Trust (together, the "Registrants") entered into a registration rights agreement with the Initial Purchasers (the "Registration Rights Agreement") pursuant to which the Registrants, at Lomak's expense, would, for the benefit of the holders, (i) file with the Commission the Shelf Registration Statement covering resale of the Registrable Securities within 90 days after the latest date of original issuance of the Convertible Preferred Securities, (ii) use their best efforts to cause the Shelf Registration Statement to become effective as promptly as practicable and (iii) use their best efforts to keep the Shelf Registration Statement effective until the earlier of (a) the sale pursuant to the Shelf Registration Statement or Rule 144 under the Securities Act of all the Registrable Securities and (b) the expiration of the holding period applicable to sales of Registrable Securities under Rule 144(k) under the Securities Act, or any successor provision. The Registrants will be permitted to suspend the use of the prospectus which is a part of the Shelf Registration Statement for a period not to exceed 30 days in any three month period or two periods not to exceed an aggregate of 60 days in any 12-month period under certain circumstances relating to pending corporate developments, public filings with the Commission and similar events. The Registrants have agreed to pay a liquidated damages amount to holders of Registrable Securities who have requested to sell pursuant to the Shelf Registration Statement if the Shelf Registration Statement is not timely filed or if the prospectus is unavailable for periods in excess of those permitted above until such time as the Shelf Registration Statement is filed or the prospectus is again made available, as the case may be. The Company has further agreed, if such failure to file or unavailability continues for an additional thirty-day period, to pay liquidated damages ("Liquidated Damages") to all holders of Registrable Securities, whether or not any such holder has requested to sell pursuant to the Shelf Registration Statement, until such time as the Shelf Registration Statement is filed or the prospectus is again made available, as the case may be. A holder who wishes to sell Registrable Securities pursuant to the Shelf Registration Statement will be required to provide certain advance notification of such proposed sales to the Company, and generally will be required to be named as a selling stockholder in the related prospectus, deliver a prospectus to purchasers and be bound by those provisions of the Registration Rights Agreement that are applicable to such holder (including indemnification provisions).

         Lomak agreed in the Registration Rights Agreement to use its best efforts to cause the Lomak Common Stock issuable upon conversion of the Convertible Securities to be listed on the NYSE (or such other national securities exchange on which the Lomak Common Stock may be listed at such time) upon effectiveness of the Shelf Registration Statement.

         The summary herein of certain provisions of the Registration Rights Agreement does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the Registration Rights Agreement, a copy of which is available upon request to Lomak or the Initial Purchasers.

FORM, DENOMINATION AND REGISTRATION

         Convertible Preferred Securities were issued in fully registered form, without coupons.

         Holders of Convertible Preferred Securities registered hereunder may take physical delivery of the securities in definitive form or the securities may be evidenced by a global Convertible Preferred Security (the "Global Security"), which will be deposited with, or on behalf of, The Depository Trust Company, New York, New York ("DTC") and registered in the name of Cede & Co. ("Cede"), as DTC's nominee.

         Distributions on the Global Security will be made to Cede, the nominee for DTC, as the registered owner of the Global Security by wire transfer of immediately available funds. None of Lomak, the Trust or any Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on accounts of beneficial ownership interests in the Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

         DTC's practice is to credit Participants' accounts on the relevant payment date with payments in amounts proportionate to their respective beneficial interests in the Convertible Preferred Securities represented by the Global Security as shown on the records of DTC (adjusted as necessary so that such payments are made with respect to whole Convertible Preferred Securities only), unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to owners of beneficial interests in Convertible Preferred Securities represented by the Global Security held through such Participants will be the responsibility of such Participants, as is now the case with securities held for the accounts of customers registered in "street name."

         Beneficial holders of Convertible Preferred Securities who desire to convert them into Underlying Lomak Common Stock should contact their brokers or other Participants or Indirect Participants to obtain information on procedures, including proper forms and cut-off times, for submitting such request. Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants, the ability of a person having a beneficial interest in the Convertible Preferred Securities represented by the Global Security to pledge such interest to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such interest, may be affected by the lack of a physical certificate evidencing such interest.

         None of Lomak, the Trust or any Trustee (or any registrar, paying agent or conversion agent) will have any responsibility for the performance by DTC or its Participants or Indirect Participants of their respective obligations under the rules and procedures governing their operations. DTC has advised Lomak and the Trust that it will take any action permitted to be taken by a holder of Convertible Preferred Securities (including, without limitation, the presentation of Convertible Preferred Securities for conversion) only at the direction of one or more Participants to whose account with DTC interests in the Global Security are credited.

         DTC has advised Lomak and the Trust as follows: DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes to accounts of its Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations such as the Initial Purchasers. Certain of such Participants (or their representatives), together with other entities, own DTC. Indirect access to the DTC system is available to others such as banks, brokers, dealers and trust companies that clear through, or maintain a custodial relationship with a Participant, either directly or indirectly.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form. Such laws may impair the ability to transfer beneficial interests in the Global Security.

         Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants and Indirect Participants to beneficial owners will be governed by arrangements among them, subject to any statutory or regulatory requirements that may be in effect from time to time. Redemption notices shall be sent to Cede & Co. If less than all of the Convertible Preferred Securities are being redeemed, DTC will reduce the amount of the interest of each Participant in such Convertible Preferred Securities in accordance with its procedures.

         Although voting with respect to the Convertible Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede will itself consent or vote with respect to Convertible Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede consenting or voting rights to those Participants to whose accounts the Convertible Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy). Lomak and the Trust believe that the arrangements among DTC, the Participants and Indirect Participants, and beneficial owners will enable the beneficial owners to exercise rights equivalent in substance to the rights that can be directly exercised by a holder of a beneficial interest in the Trust.

         DTC may discontinue providing its services as securities depositary with respect to the Convertible Preferred Securities at any time by giving reasonable notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, certificates for the Convertible Preferred Securities are required to be printed and delivered. Additionally, the Regular Trustees (with the consent of Lomak) may decide to discontinue use of the system of book-entry transfers through DTC (or any successor depositary) with respect to the Convertible Preferred Securities. In that event, certificates for the Convertible Preferred Securities will be printed and delivered.

         Holders of Convertible Preferred Securities evidenced by the Global Security may request that any beneficial interest in the Convertible Preferred Securities may be exchanged for certificated securities in definitive form pursuant to the requirements of DTC for such an exchange. Holders may request that any certificated Convertible Preferred Securities they hold in definitive registered form be exchanged for interests in the applicable Global Security. Certificated Convertible Preferred Securities may be issued in exchange for Convertible Preferred Securities represented by a Global Security if a depositary is unwilling or unable to continue as a depositary for the Global Security as set forth above.

         The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that Lomak and the Trust believe to be reliable, but neither Lomak nor the Trust takes responsibility for the accuracy thereof.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

         The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any defaults that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Convertible Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The holders of Convertible Preferred Securities will not be required to offer such indemnity in the event such holders, by exercising their voting rights, direct the Institutional Trustee to take any action it is empowered to take under the Declaration following a Declaration Event of Default. The Institutional Trustee also serves as Guarantee Trustee under the Guarantee and as Debt Trustee under the Indenture.

         Conversion Agent, Paying Agent, Registrar and Transfer Agent. The Institutional Trustee acts as Registrar, Transfer Agent, Conversion Agent and Paying Agent for the Convertible Preferred Securities.

         Registration of transfers of Convertible Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or Lomak may require) in respect of any tax or other government charges that may be imposed in relation to it.

         The Trust is not be required to register or cause to be registered the transfer of Convertible Preferred Securities after such Convertible Preferred Securities have been called for redemption.

GOVERNING LAW

         The Declaration and the Convertible Preferred Securities are governed by, and construed in accordance with, the internal laws of the State of Delaware.

MISCELLANEOUS

         The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. Lomak is authorized and directed to conduct its affairs so that the Convertible Debentures will be treated as indebtedness of Lomak for United States federal income tax purposes. In this connection, Lomak and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the certificate of incorporation of Lomak, that each of Lomak and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Convertible Preferred Securities or vary the terms thereof.

         Holders of the Convertible Preferred Securities have no preemptive or similar rights.

                          DESCRIPTION OF THE GUARANTEE

         Set forth below is a summary of information concerning the Guarantee which was be executed and delivered by Lomak for the benefit of the holders from time to time of Convertible Preferred Securities. The summary does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Guarantee. The Guarantee incorporates by reference the terms of the Trust Indenture Act, and is qualified under the Trust Indenture Act. The

Bank of New York, as the Guarantee Trustee, holds the Guarantee for the benefit of the holders of the Convertible Preferred Securities.

GENERAL

         Pursuant to and to the extent set forth in the Guarantee, Lomak has agreed to pay in full to the holders of the Convertible Preferred Securities (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set off or counterclaim which the Trust may have or assert, the following payments (the "Guarantee Payments"), without duplication: (i) any accrued and unpaid distributions or Liquidated Damages that are required to be paid on the Convertible Preferred Securities to the extent the Trust has funds available therefor, (ii) the Redemption Price plus accrued and unpaid distributions, with respect to any Convertible Preferred Securities called for redemption by the Trust, to the extent the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities or the redemption of all the Convertible Preferred Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on the Convertible Preferred Securities to the date of payment to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of Convertible Preferred Securities upon the liquidation of the Trust. The holders of a majority in liquidation amount of the Convertible Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Guarantee. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Convertible Preferred Securities may directly institute a legal proceeding against Lomak to enforce the obligations of the Guarantor under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. If Lomak were to default on its obligation to pay amounts payable on the Convertible Debentures, the Trust would lack available funds for the payment of distributions or amounts payable on redemption of the Convertible Preferred Securities or otherwise, and in such event holders of the Convertible Preferred Securities would not be able to rely upon the Guarantee for payment of such amounts. Instead, a holder of the Convertible Preferred Securities would be required to rely on the enforcement (1) by the Institutional Trustee of its rights, as registered holder of the Convertible Debentures, against Lomak pursuant to the terms of the Convertible Debentures or (2) by such holder of Convertible Preferred Securities of its right against Lomak to enforce payments on Convertible Debentures. See "Description of the Convertible Debentures." The Declaration provides that each holder of Convertible Preferred Securities, by acceptance thereof, agrees to the provisions of the Guarantee, including the subordination provisions thereof, and the Indenture.

         The Guarantee is a guarantee on a subordinated basis with respect to the Convertible Preferred Securities from the time of issuance of such Convertible Preferred Securities but does not apply to any payment of distributions or Redemption Price, or to payments upon the dissolution, winding-up or termination of the Trust, except to the extent the Trust shall have funds available therefor. If Lomak does not make interest payments on the Convertible Debentures, the Trust will not pay distributions on the Convertible Preferred Securities and will not have funds available therefor. See "Risk Factors--Limitations of the Guarantee" and "Description of the Convertible Debentures." The Guarantee, when taken together with Lomak's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the Trust Securities) will provide a full and unconditional guarantee on a subordinated basis by Lomak of payments due on the Convertible Preferred Securities.

         Lomak also agreed separately to irrevocably and unconditionally guarantee the obligations of the Trust with respect to the Common Securities (the "Common Securities Guarantee") to the same extent as the Guarantee, except that upon the occurrence and during the continuation of a Declaration Event of Default, holders of Convertible Preferred Securities shall have priority over holders of Common Securities with respect to Guarantee Payments.

CERTAIN COVENANTS OF LOMAK

         In the Guarantee, Lomak has covenanted that, so long as any Convertible Preferred Securities remain outstanding, if (i) the Company has exercised its option to defer interest payments on the Convertible Debentures by extending the interest payment period and such extension shall be continuing, (ii) the Company shall be in default with respect to its payment or other obligations under the Guarantee or (iii) there shall have occurred and be continuing a Declaration Event of Default, then the Company (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock (other than (i) purchases or acquisitions of shares of Lomak Common

Stock in connection with the satisfaction by Lomak of its obligations under any employee benefit plans, (ii) as a result of a reclassification of Lomak's capital stock or the exchange or conversion of one class or series of Lomak's capital stock for another class or series of Lomak's capital stock, (iii) the purchase of fractional interests in shares of Lomak's capital stock pursuant to the conversion or exchange provisions of such capital stock of Lomak or the security being converted or exchanged for capital stock of Lomak, (iv) dividends or distributions in Lomak Common Stock or (v) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan (including the existing such plan) in the future or the redemption or repurchase of any such rights pursuant thereto) or make any guarantee payments with respect to the foregoing and (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees) of the Company that rank pari passu with or junior to the Convertible Debentures.

AMENDMENTS AND ASSIGNMENT

         Except with respect to any changes that do not materially adversely affect the rights of holders of Convertible Preferred Securities (in which case no vote will be required), the Guarantee may be amended only with the prior approval of the holders of at least a majority in liquidation amount (including the stated amount that would be paid on redemption, liquidation or otherwise, plus accrued and unpaid distributions to the date upon which the voting percentage is determined) of all the outstanding Convertible Preferred Securities. The manner of obtaining any such approval of holders of the Convertible Preferred Securities will be as set forth under "Description of the Convertible Preferred Securities--Voting Rights." All guarantees and agreements contained in the Guarantee shall bind the successors, assigns, receivers, trustees and representatives of Lomak and shall inure to the benefit of the holders of the Convertible Preferred Securities then outstanding. Except in connection with any permitted merger or consolidation of Lomak with or into another entity or any permitted sale, transfer or lease of Lomak's assets to another entity as described under "Description of the Convertible Debentures--Certain Covenants," the Company may not assign its rights or delegate its obligations under the Guarantee without the prior approval of the holders of at least a majority of the aggregate stated liquidation amount of the Convertible Preferred Securities then outstanding.

TERMINATION OF THE GUARANTEE

         The Guarantee will terminate as to each holder of Convertible Preferred Securities upon (i) full payment of the Redemption Price and accrued and unpaid distributions with respect to all Convertible Preferred Securities, (ii) upon distribution of the Convertible Debentures held by the Trust to the holders of the Convertible Preferred Securities, (iii) upon liquidation by the Trust or
(iv) upon the distribution of Lomak Common Stock to such holder in respect of the conversion of such holder's Convertible Preferred Securities into Lomak Common Stock and will terminate completely upon full payment of the amounts payable in accordance with the Declaration. The Guarantee will continue to be effective or will be reinstated, as the case may be, if at any time any holder must restore payment of any sums paid under the Convertible Preferred Securities or the Guarantee.

EVENTS OF DEFAULT

         An event of default under the Guarantee will occur upon (a) the failure of Lomak to perform any of its payment or other obligations thereunder or (b) if applicable, the failure by Lomak to deliver Lomak Common Stock upon an appropriate election by the holder or holders of Convertible Preferred Securities to convert the Convertible Preferred Securities into shares of the Lomak Common Stock.

         The holders of a majority in liquidation amount of Convertible Preferred Securities relating to the Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Guarantee Trustee in respect of the Guarantee or to direct the exercise of any trust or power conferred upon the Guarantee Trustee under the Convertible Preferred Securities. If the Guarantee Trustee fails to enforce the Guarantee, any holder of Convertible Preferred Securities relating to such Guarantee may institute a legal proceeding directly against Lomak to enforce the Guarantee Trustee's rights under the Guarantee, without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if Lomak has failed to make a guarantee payment, a holder of Convertible Preferred Securities may directly institute a proceeding against Lomak for enforcement of the Guarantee for such payment. Lomak waives any right or remedy to require that any action be brought first against the Trust or any other person or entity before proceeding directly against Lomak.

STATUS OF THE GUARANTEE

         The Guarantee constitutes an unsecured obligation of Lomak and ranks
(i) subordinate and junior in right of payment to all other liabilities of Lomak, (ii) pari passu with the most senior preferred or preference stock now or hereafter issued by Lomak and with any guarantee now or hereafter entered into by Lomak in respect of any preferred or preference stock of any affiliate of Lomak, and (iii) senior to Lomak Common Stock. The terms of the Convertible Preferred Securities provide that each holder of Convertible Preferred Securities issued by the Trust by acceptance thereof agrees to the subordination provisions and other terms of the Guarantee relating thereto.

         The Guarantee constitutes a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE GUARANTEE TRUSTEE

         The Guarantee Trustee, prior to the occurrence of a default with respect to the Guarantee, undertakes to perform only such duties as are specifically set forth in the Guarantee and, after default with respect to the Guarantee, shall exercise the same degree of care as a prudent man would exercise in the conduct of his own affairs. Subject to such provision, the Guarantee Trustee is under no obligation to exercise any of the powers vested in it by the Guarantee at the request of any holder of Convertible Preferred Securities unless it is offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

GOVERNING LAW

         The Guarantee is governed by, and construed in accordance with, the laws of the State of New York.

                    DESCRIPTION OF THE CONVERTIBLE DEBENTURES

         Set forth below is a description of the specific terms of the Convertible Debentures in which the Trust invested the proceeds from the issuance and sale of the Trust Securities. The following description does not purport to be complete and is subject to, and is qualified in its entirety by reference to the Indenture, dated as of October 22, 1997, as supplemented by the First Supplemental Indenture dated as of October 22, 1997 (the "Indenture"), between Lomak and The Bank of New York, as Trustee (the "Debt Trustee"), a copy of which may be obtained from Lomak upon request. Certain capitalized terms used herein are defined in the Indenture. The Indenture will be qualified under the Trust Indenture Act.

         Under certain circumstances involving the dissolution of the Trust, the Convertible Debentures may be distributed to the holders of the Convertible Preferred Securities in liquidation of the Trust. See "Description of the Convertible Preferred Securities--Liquidation Distribution Upon Dissolution."

GENERAL

         The Convertible Debentures were issued as unsecured debt under the Indenture. The Convertible Debentures are limited in aggregate principal amount to approximately $123.7 million, such amount being the sum of the aggregate stated liquidation of the Convertible Preferred Securities and the capital contributed by Lomak in exchange for the Common Securities (the "Lomak Payment").

         The Convertible Debentures are not subject to a sinking fund provision. The entire principal amount of the Convertible Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including compound interest, if any, on November 1, 2027.

         If Convertible Debentures are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in the Trust, such Convertible Debentures will initially be issued in the same form as the Convertible Preferred Securities that such Convertible Debentures replace. Under certain limited circumstances, Convertible Debentures may be issued in certificated form in exchange for a Global Security. See "Book-Entry and Settlement" below. In the event that Convertible

Debentures are issued in certificated form, such Convertible Debentures will be in denominations of $50 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Convertible Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Convertible Debentures. With respect to Convertible Debentures issued in certificated form, principal and interest will be payable, the transfer of the Convertible Debentures will be registrable and Convertible Debentures will be exchangeable for Convertible Debentures of other denominations of a like aggregate principal amount at the corporate trust office of the Debt Trustee at 101 Barclay Street, 21st Floor, New York, New York 10286; provided that payment of interest may be made at the option of Lomak by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Convertible Debenture is the Institutional Trustee, the payment of principal and interest on such Convertible Debenture will be made at such place and to such account as may be designated by the Institutional Trustee.

         The Indenture does not contain provisions that afford holders of the Convertible Debentures protection in the event of a highly leveraged transaction involving Lomak that would adversely affect such holders.

INTEREST

         Each Convertible Debenture shall bear interest at the rate of 5 3/4% per annum from the first date of original issuance, payable quarterly in arrears on February 1, May 1, August 1 and November 1 of each year (each an "Interest Payment Date"), commencing February 1, 1998 to the person in whose name such Convertible Debenture is registered, subject to certain exceptions, 15 days prior to such Interest Payment Date.

         The amount of interest payable for any period will be computed on the basis of a 360-day year of twelve 30-day months. The amount of interest payable for any period shorter than a full quarterly period for which interest is computed will be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which interest is payable on the Convertible Debentures is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day (and without any interest or other payment in respect of any such delay), with the same force and effect as if made on such date.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

         So long as Lomak shall not be in default in the payment of interest on the Convertible Debentures, Lomak shall have the right at any time, and from time to time, during the term of the Convertible Debentures to defer payments of interest by extending the interest payment period for a period not exceeding 20 consecutive quarters, at the end of which Extension Period, Lomak shall pay all interest then accrued and unpaid together with interest thereon compounded quarterly at the rate specified for the Convertible Debentures to the extent permitted by applicable law ("Compound Interest"); provided that during any such Extension Period, (a) Lomak shall not declare or pay dividends on, make any distribution with respect to, or redeem, purchase, acquire or make a liquidation payment with respect to any of its capital stock (other than (i) purchases or acquisitions of shares of Lomak Common Stock in connection with the satisfaction by Lomak of its obligations under any employee benefit plans, (ii) as a result of a reclassification of Lomak capital stock or the exchange or conversion of one class or series of Lomak's capital stock for another class or series of Lomak capital stock, (iii) the purchase of fractional interests in shares of Lomak's capital stock pursuant to the conversion or exchange provisions of such Lomak capital stock or the security being converted or exchanged for Lomak capital stock, (iv) dividends or distributions in Lomak Common Stock or (v) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan (including the existing such plan) in the future, or the redemption or repurchase of any such rights pursuant thereto), (b) Lomak shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by Lomak that rank pari passu with or junior to the Convertible Debentures and (c) Lomak shall not make any guarantee payments with respect to the foregoing (other than pursuant to the Guarantee). Prior to the termination of any such Extension Period, Lomak may further defer payments of interest by extending the interest payment period; provided, however, that, such Extension Period, including all such previous and further extensions, may not exceed 20 consecutive quarters or extend beyond the maturity of the Convertible Debentures. Upon the termination of any Extension Period and the payment of all amounts then due, Lomak may commence a new Extension Period, subject to the terms set forth in this section. No interest during an Extension Period, except at the end thereof, shall be due and payable. Lomak has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Convertible Debentures. If the Institutional Trustee shall be the sole holder of the Convertible Debentures, Lomak shall give the Regular Trustees and the Institutional Trustee notice of its election of an Extension Period one Business Day prior to the earlier of (i) the date distributions on the Convertible Preferred Securities are payable or (ii) the date the Regular Trustees are required to give notice to any applicable self-regulatory organization or to holders of the Convertible Debentures of the record or payment date of such related interest payment.

SUBORDINATION

         The Indenture provides that the Convertible Debentures are subordinated and junior in right of payment to all Senior Indebtedness of Lomak. No payment of principal (including redemption payments, if any), premium, if any, or interest on the Convertible Debentures may be made (i) if any Senior Indebtedness of Lomak is not paid when due and any applicable grace period with respect to such default has ended and such default has not been cured or waived or ceased to exist or (ii) if the maturity of any Senior Indebtedness of Lomak has been accelerated because of a default. Lomak also may not make any payment upon or in respect of the Convertible Debentures if a default in the payment of the principal of, premium, if any, interest or other obligations in respect of Senior Indebtedness occurs and is continuing beyond any applicable period of grace. Payments on the Convertible Debentures may and shall be resumed, in case of a payment default, upon the date on which such default is cured or waived.

         Upon any distribution of assets of Lomak to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in bankruptcy, insolvency, receivership or other proceedings, all principal, premium, if any, and interest due or to become due on all Senior Indebtedness of Lomak must be paid in full before the holders of Convertible Debentures are entitled to receive or retain any payment. Upon satisfaction of all claims of all Senior Indebtedness then outstanding, the rights of the holders of the Convertible Debentures will be subrogated to the rights of the holders of Senior Indebtedness of Lomak to receive payments or distributions applicable to Senior Indebtedness until all amounts owing on the Convertible Debentures are paid in full.

         The term "Senior Indebtedness" means, with respect to Lomak, (i) the principal, premium, if any, and interest in respect of (A) indebtedness of such obligor, for money borrowed under any credit agreements, notes, guarantees or similar documents and (B) indebtedness evidenced by securities, debentures, bonds or other similar instruments issued by such obligor, including, without limitation, all indebtedness and all obligations of the obligor to pay fees and other amounts, under the Credit Agreement, and any refinancing of the Credit Agreement in the bank credit market (including institutional participants therein), including interest accruing on or after a bankruptcy or similar event, whether or not an allowed claim therein, (ii) all capital lease obligations of such obligor, (iii) all obligations of such obligor issued or assumed as the deferred purchase price of property, all conditional sale obligations of such obligor and all obligations of such obligor under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business), (iv) all obligations of such obligor (contingent or otherwise) for the reimbursement on any letter of credit, bankers' acceptance, security purchase facility or similar credit transaction, (v) all obligations of such obligor (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreements, oil or gas commodity hedge transactions or other similar instruments or agreements or foreign currency hedge, exchange, purchase or similar instruments or agreements, (vi) all obligations of the types referred to in clauses (i) through (v) above of other persons for the payment of which such obligor is responsible or liable as obligor, guarantor or otherwise and
(vii) all obligations of the types referred to in clauses (i) through (vi) above of other persons secured by any lien on any property or asset of such obligor (whether or not such obligation is assumed by such obligor), whether outstanding on the date of the Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by such obligor, except for (1) any such indebtedness that is by its terms subordinated to or pari passu with the Convertible Debentures and (2) any indebtedness between or among such obligor or its affiliates, including all other debt securities and guarantees in respect of those debt securities, issued to (a) the Trust or a trustee of such trust and
(b) any other trust, or a trustee of such trust, partnership or other entity affiliated with Lomak that is a financing vehicle of Lomak (a "financing entity") in connection with the issuance by such financing entity of Convertible Preferred Securities or other securities that rank pari passu with, or junior to, the Convertible Preferred Securities. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any deferrals, renewals, extensions or refundings of, or amendments, modifications, supplements or waivers of any term of such Senior Indebtedness.

         The Indenture does not limit the aggregate amount of Senior Indebtedness that may be issued by Lomak. Lomak's operations are conducted through its direct and indirect wholly-owned subsidiaries. At September 30, 1997, indebtedness of these entities aggregated approximately $396 million, which indebtedness is effectively senior to the Convertible Debentures, leaving approximately $109 million of borrowing capacity available under the Credit Agreement.

CERTAIN COVENANTS

         In the Indenture, Lomak has covenanted that, so long as any Convertible Debentures are outstanding, if (i) there shall have occurred and be continuing any event that would constitute an Event of Default, (ii) Lomak shall be in default with respect to its payment of any obligations under the Guarantee, or
(iii) Lomak shall have given notice of its election to defer interest payments on the Convertible Debentures by extending the interest payment period and such period, or any extension thereof, shall be continuing, then Lomak (a) shall not declare or pay dividends on, make distributions with respect to, or redeem, purchase or acquire, or make a liquidation payment with respect to, any of its capital stock other than (i) purchases or acquisitions of shares of Lomak Common Stock in connection with the satisfaction by the Company of its obligations under any employee benefit plans, (ii) as a result of a reclassification of the Company's capital stock or the exchange or conversion of one class or series of the Company's capital stock for another class or series of the Company's capital stock, (iii) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock of the Company or the security being converted or exchanged for Lomak capital stock, (iv) dividends or distributions in Lomak Common Stock or (v) any declaration of a dividend in connection with the implementation or extension of a stockholders' rights plan, or the issuance of stock under any such plan (including the existing such plan) in the future or the redemption or repurchase of any such rights pursuant thereto) or make any guarantee payments with respect to the foregoing, and (b) shall not make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities (including guarantees), issued by Lomak that rank pari passu with or junior to the Convertible Debentures.

         Lomak has covenanted, in the Indenture, that if and so long as the Trust is the holder of the Convertible Debentures, Lomak will pay all fees and expenses related to the Trust and the offering of the Convertible Preferred Securities and will pay, directly or indirectly, all ongoing costs, expenses and liabilities of the Trust (including any taxes duties, assessments or governmental charges of whatever nature (other than United States withholding taxes) imposed by the United States or any other domestic taxing authority upon the Trust, but excluding obligations under the Convertible Preferred Securities).

         Lomak has covenanted (i) to directly or indirectly maintain 100% ownership of the Common Securities; provided, however, that any permitted successor of Lomak under the Indenture may succeed to Lomak's ownership of such Common Securities, (ii) to use its reasonable efforts to cause the Trust (x) to remain a statutory business trust, except in connection with the distribution of Convertible Debentures to the holders of Trust Securities in liquidation of the Trust, the redemption of all of the Trust Securities of the Trust, or certain mergers, consolidations or amalgamations, each as permitted by the Declaration, and (y) to continue to be classified as a grantor trust for United States federal income tax purpose and (iii) to use its reasonable efforts to cause each holder of Trust Securities to be treated as owning an undivided beneficial interest in the Convertible Debentures.

         Lomak may not merge or consolidate or sell or convey all or substantially all of its assets unless the successor corporation (if other than Lomak) is a domestic corporation and assumes Lomak's obligations on the Convertible Debentures and under the Indenture, and unless after giving effect to such transaction Lomak or the successor corporation would not be in default under the Indenture.

REDEMPTION AT THE OPTION OF LOMAK

         Lomak shall have the right to redeem the Convertible Debentures, in whole or in part, from time to time, on or after November 4, 2000, upon not less than 30 nor more than 60 days notice, at the following prices (expressed as percentages of the principal amount of the Convertible Debentures) together with accrued and unpaid interest, including Compound Interest (as defined herein) to, but excluding, the redemption date, if redeemed during the 12-month period beginning November 1:


                     YEAR                     REDEMPTION PRICE
                     ----                     ----------------

                     2000                         104.025%
                     2001                         103.450
                     2002                         102.875
                     2003                         102.300
                     2004                         101.725
                     2005                         101.150
                     2006                         100.575
                     2007 and thereafter          100.000

         If Convertible Debentures are redeemed on any February 1, May 1, August 1 or November 1, accrued and unpaid interest shall be payable to holders of record on the relevant record date.

         Lomak shall also have the right to redeem, in whole but not in part, the Convertible Debentures at any time in certain circumstances upon the occurrence of a Special Event as described under "--Special Event Redemption" at 100% of the principal amount thereof together with accrued and unpaid interest (including compound interest) to the redemption date, plus a Make-Whole Amount (as defined herein).

         So long as the corresponding Convertible Preferred Securities are outstanding, the proceeds from the redemption of the Convertible Debentures will be used by the Trust to redeem Convertible Preferred Securities.

SPECIAL EVENT REDEMPTION

         If a Tax Event or Investment Company Act Event (each, a "Special Event") shall occur and be continuing, the Company may, at its option, redeem the Convertible Debentures in whole (but not in part) at any time within 90 days of the occurrence of such Special Event, at a redemption price (the "Special Event Redemption Price") equal to the Make-Whole Amount (as defined below). The "Make-Whole Amount" shall be equal to the greater of (x) 100% of the principal amount of the Convertible Debentures or (y) the sum, as determined by the Reference Treasury Dealer, of the present values of the remaining scheduled payments of principal and interest on the Convertible Debentures discounted to the date of redemption on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate, plus, in each case, accrued and unpaid interest thereon to the date of redemption.

          "Tax Event" means that the Regular Trustees shall have received an opinion of independent tax counsel experienced in such matters to the effect that as a result of (a) any amendment to, clarification of, or change (including any announced proposed change) in the laws, or any regulations thereunder, of the United States or any political subdivision or taxing authority thereof or therein, (b) any judicial decision, official administrative pronouncement, ruling, regulatory procedure, notice or announcement, including any notice or announcement of intent to adopt such procedures or regulations (an "Administrative Action"), or (c) any amendment to, clarification of, or change in the official position or the interpretation of such Administrative Action or judicial decision that differs from the theretofore generally accepted position, in each case, by any legislative body, court, governmental authority or regulatory body, irrespective of the manner in which such amendment, clarification or change is made known, which amendment, clarification, or change is effective or such pronouncement, proposed change or decision is announced, in each case, on or after October 16, 1997 there is the creation by such change in tax law of more than an insubstantial risk that (i) the Trust is or will be, within 90 days of such opinion, subject to United States federal income tax with respect to income accrued or received on the Convertible Debentures, (ii) the Trust is, or will be, within 90 days of such opinion, subject to more than a de minimis amount of taxes, duties or other governmental charges, or (iii) interest paid in cash by Lomak to the Trust on the Convertible Debentures is not, or will not be, within 90 days of such opinion, deductible, in whole or in part, by Lomak for United States federal income tax purposes. Notwithstanding the foregoing, a Tax Event shall not include any change in tax law that requires Lomak for United States federal income tax purposes to defer taking a deduction for any original issue discount

("OID") that accrues with respect to the Convertible Debentures until the interest payment related to such OID is paid by the Company in cash; provided, that such change in tax law does not create more than an insubstantial risk that Lomak will be prevented from taking a deduction for OID accruing with respect to the Convertible Debentures at a date that is no later than the date the interest payment related to such OID is actually paid by Lomak in cash.

         "Investment Company Event" means that the Regular Trustees shall have received an opinion of independent counsel experienced in such matters to the effect that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority on or after the date of this Offering Memorandum (a "Change in 1940 Act Law"), there is more than an insubstantial risk that the Trust is or will be considered an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

         "Adjusted Treasury Rate" means, with respect to any redemption date, the rate per annum equal to (i) 1.00% plus (ii) (A) the yield, under the heading which represents the average for the immediately prior week, appearing in the most recently published statistical release designated "H.15(519)" or any successor publication which is published weekly by the Federal Reserve and which establishes yields on actively traded United States Treasury securities adjusted to constant maturity under the caption "Treasury Constant Maturities," for the maturity date corresponding to the maturity date of the Convertible Debentures (if no maturity date is within three months before or after the maturity date of the Convertible Debentures, yields for the two published maturities most closely corresponding to the maturity date of the Convertible Debentures shall be interpolated and the Adjusted Treasury Rate shall be interpolated or extrapolated from such yields on a straight-line basis, rounding to the nearest month) or (B) if such release (or any successor release) is not published during the week preceding the calculation date or does not contain such yields, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Issue" means the United States Treasury security selected by the Reference Treasury Dealer as having a maturity comparable to the remaining term of the Convertible Debentures to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of such Convertible Debentures.

         "Treasury Rate" means, with respect to any redemption date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date.

         "Comparable Treasury Price" means, with respect to any redemption date,
(i) the average of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) on the third business day preceding such redemption date, as set forth in the daily statistical release (or any successor release) published by the Federal Reserve Bank of New York and designated "Composite 3:30 p.m. Quotations for U.S. Government Securities" or (ii) if such release (or any successor release) is not published or does not contain such prices on such business day, the average of the Reference Treasury Dealer Quotations for such redemption date.

         "Reference Treasury Dealer Quotations" means, with respect to the Reference Treasury Dealer and any redemption date, the average, as determined by the Debenture Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Debenture Trustee by the Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

         "Reference Treasury Dealer" means Morgan Stanley & Co. Incorporated and its successors; provided however, that if Morgan Stanley & Co. Incorporated shall cease to be a primary U.S. Government securities dealer in New York City (a "Primary Treasury Dealer"), the Company shall substitute therefor another Primary Treasury Dealer.

CONVERSION OF THE CONVERTIBLE DEBENTURES

         The Convertible Debentures are convertible into Lomak Common Stock at the option of the holders of the Convertible Debentures at any time beginning 90 days following October 22, 1997, the first date that any Convertible Preferred Securities were issued, and prior to the close of business on the Business Day prior to the maturity date of the Convertible Debentures (or, in the case of Convertible Debentures called for redemption, the close of business on the Business Day prior to the Redemption Date) at an initial conversion rate of 2.1277 shares of Lomak Common Stock for each Convertible Debenture (equivalent to a conversion price of $23.50 per share of Lomak Common Stock), subject to adjustment as described under "Description of the Convertible Preferred Securities--Conversion Rights." The Trust has agreed not to convert Convertible Debentures held by it except pursuant to a notice of conversion delivered to the Conversion Agent by a holder of Convertible Preferred Securities. Upon surrender of a Convertible Preferred Security to the Conversion Agent for conversion, the Trust will distribute Convertible Debentures to the Conversion Agent on behalf of the holder of the Convertible Preferred Securities so converted, whereupon the Conversion Agent will convert such Convertible Debentures to Lomak Common Stock on behalf of such holder. Lomak's delivery to the holders of the Convertible Debentures (through the Conversion Agent) of the fixed number of shares of Lomak Common Stock into which the Convertible Debentures are convertible (together with the cash payment, if any, in lieu of fractional shares) will be deemed to satisfy Lomak's obligation to pay the principal amount of the Convertible Debentures so converted, and the accrued and unpaid interest thereon attributable to the period from the last date to which interest has been paid or duly provided for; provided, however, that if any Convertible Debenture is converted on or after a record date for payment of interest, the interest payable on the related interest payment date with respect to such Convertible Debenture shall be paid to the Trust (which will distribute such interest to the converting holder) or other holder of Convertible Debentures, as the case may be, despite such conversion; provided, further, that if a Redemption Date falls between such record date and the related interest payment date, the amount of such payment shall include interest accrued to, but excluding, such Redemption Date.

INDENTURE EVENTS OF DEFAULT

         The Indenture provides that any one or more of the following described events, which has occurred and is continuing, constitutes an "Event of Default" with respect to the Convertible Debentures: (i) failure for 30 days to pay interest on the Convertible Debentures, Compounded Interest and Liquidated Damages in respect thereof, when due; provided that a valid extension of an interest payment period will not constitute a default in the payment of interest (including any Compounded Interest or Liquidated Damages) for this purpose; or
(ii) failure to pay principal of or premium, if any, on the Convertible Debentures when due whether at maturity, upon redemption, by declaration or otherwise; or (iii) failure by Lomak to deliver shares of Lomak Common Stock upon a valid election by a holder of Convertible Preferred Securities to convert such Convertible Preferred Securities; (iv) failure to observe or perform any other covenant contained in the Indenture for 90 days after notice to Lomak by the Debt Trustee or by the holders of not less than 25% in aggregate outstanding principal amount of the Convertible Debentures; (v) the dissolution, winding up or termination of the Trust, except in connection with the distribution of Convertible Debentures to the holders of Convertible Preferred Securities in liquidation of the Trust upon the redemption of all outstanding Convertible Preferred Securities and in connection with certain mergers, consolidations or amalgamations permitted by the Declaration; or (vi) certain events of bankruptcy, insolvency or reorganization of Lomak.

         If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Convertible Debentures, will have the right to declare the principal of and the interest on the Convertible Debentures (including any Compound Interest) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Convertible Debentures. An Indenture Event of Default also constitutes a Declaration Event of Default. The holders of Convertible Preferred Securities in certain circumstances have the right to direct the Institutional Trustee to exercise its rights as the holder of the Convertible Debentures. See "Description of the Convertible Preferred Securities--Declaration Events of Default" and "--Voting Rights." Notwithstanding the foregoing, if an Event of Default has occurred and is continuing and such event is attributable to the failure of Lomak to pay interest or principal on the Convertible Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, the redemption date), then a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. Notwithstanding any payments made to such holder of Convertible Preferred Securities by Lomak in connection with a Direct Action, Lomak shall remain obligated to pay the principal of or interest on the Convertible Debentures held by the Trust or the Institutional Trustee of the Trust, and Lomak shall be subrogated to the rights of the holder of such Convertible Preferred Securities with respect to payments on the Convertible Preferred Securities to the extent of any payments made by Lomak to such holder in any Direct Action. The holders of Convertible Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Convertible Debentures.

         The Indenture contains provisions permitting the holders of a majority in aggregate principal amount of the Convertible Debentures, on behalf of all of the holders of the Convertible Debentures, to waive any past default in the performance of any of the covenants contained in the Indenture, except a default in the payment of the principal of or premium, if any, or interest on any of the Convertible Debentures.

BOOK-ENTRY AND SETTLEMENT

         If distributed to holders of Convertible Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust as a result of the occurrence of a Special Event, the Convertible Debentures will be issued in the same form as the Convertible Preferred Securities that such Convertible Debentures replace. Except under the limited circumstances described below, Convertible Debentures represented by a Global Security will not be exchangeable for, and will not otherwise be issuable as, Convertible Debentures in definitive form. The Global Securities described above may not be transferred except by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or to successor depositary or its nominee.

         The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in a Global Security.

         Except as provided below, owners of beneficial interests in a Global Security will not be entitled to receive physical delivery of Convertible Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Convertible Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of DTC or its nominee or to a successor depositary or its nominee. Accordingly, each beneficial owner must rely on the procedures of DTC or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

         If Convertible Debentures are distributed to holders of Convertible Preferred Securities in liquidation of such holders' interests in the Trust and a global security is issued, DTC will act as securities depositary for the Convertible Debentures represented by such global security. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Convertible Preferred Securities--Form, Denomination and Registration". As of the date of this Prospectus, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Convertible Preferred Securities apply in all material respects to any debt obligations represented by one or more global securities held by DTC. Lomak may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for such global securities.

         None of Lomak, the Trust, the Institutional Trustee, any paying agent and any other agent of Lomak or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a global security for such Convertible Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

         A Global Security shall be exchangeable for Convertible Debentures registered in the names of persons other than DTC or its nominee only if (i) DTC notifies Lomak that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) DTC, at any time, ceases to be a clearing agency registered under the Exchange Act when DTC is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) Lomak, in its sole discretion, determines that such Global Security shall be so exchangeable or
(iv) there shall have occurred an Event of Default with respect to such Convertible Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Convertible Debentures registered in such names as DTC shall direct. It is expected that such instructions will be based upon directions received by DTC from its Participants with respect to ownership of beneficial interests in such Global Security.

MODIFICATIONS AND AMENDMENTS OF THE INDENTURE

         The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the outstanding Convertible Debentures, to modify the Indenture or the rights of the holders of Convertible Debentures; provided, however, that no such modification may, without the consent of the holder of each outstanding Convertible Debenture affected thereby, (i) extend the stated maturity of the Convertible Debentures or reduce the principal amount thereof, or reduce the rate or extend the time for payment of interest thereon, or reduce any premium payable upon the redemption thereof, or adversely affect the right to convert Convertible Debentures or the subordination provisions of the Indenture, or (ii) reduce the percentage in aggregate principal amount of outstanding Convertible Debentures, the holders of which are required to consent to any such supplemental indenture.

         In addition, the Company and the Debt Trustee may execute, without the consent of any holder of Convertible Debentures, any supplemental indenture to cure any ambiguities, comply with the Trust Indenture Act and for certain other customary purposes.

INFORMATION CONCERNING THE DEBT TRUSTEE

         The Debt Trustee, prior to default, undertakes to perform only such duties as are specifically set forth in the Indenture and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provision, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Convertible Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities which might be incurred thereby. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it.

         The Indenture also contains limitations on the right of the Debt Trustee, as a creditor of Lomak, to obtain payment of claims in certain cases or to realize on certain property received in respect of any such claim as security or otherwise. In addition, the Debt Trustee may be deemed to have a conflicting interest and may be required to resign as Debt Trustee if at the time of a default under the Indenture it is a creditor of Lomak. The Company may from time to time maintain deposit accounts and conduct its banking transactions with the Debt Trustee in the ordinary course of business.

GOVERNING LAW

         The Indenture and the Convertible Debentures are governed by, and construed in accordance with, the internal laws of the State of New York.

MISCELLANEOUS

         The Indenture provides that Lomak will pay all fees and expenses related to (i) the offering of the Trust Securities and the Convertible Debentures, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the LFT Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Convertible Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by Lomak.

         Lomak has the right at all times to assign any of its respective rights or obligations under the Indenture to a direct or indirect wholly-owned subsidiary of Lomak; provided that, in the event of any such assignment, Lomak will remain liable for all of their respective obligations. Subject to the foregoing, the Indenture will be binding upon and inure to the benefit of the parties thereto and their respective successors and assigns. The Indenture provides that it may not otherwise be assigned by the parties thereto.

                         EFFECT OF OBLIGATIONS UNDER THE
                    CONVERTIBLE DEBENTURES AND THE GUARANTEE

         As set forth in the Declaration, the sole purpose of the Trust is to issue the Trust Securities evidencing undivided beneficial ownership interests in the assets of the Trust, and to invest the proceeds from such issuance and sale in the Convertible Debentures.

         As long as payments of interest and other payments are made when due on the Convertible Debentures, such payments will be sufficient to cover distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Convertible Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Convertible Debentures will match the distribution rate and distribution and other payment dates for the Convertible Preferred Securities; (iii) Lomak shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the LFT Trustees shall not take or cause or permit the Trust to, among other things, engage in any activity that is not consistent with the purposes of the Trust.

         Payments of distributions (to the extent funds therefor are available) and other payments due on the Convertible Preferred Securities (to the extent funds therefor are available) are guaranteed by Lomak as and to the extent set forth under "Description of the Guarantee" herein. If Lomak does not make interest payments on the Convertible Debentures purchased by the Trust, it is expected that the Trust will not have sufficient funds to pay distributions on the Convertible Preferred Securities. The Guarantee is a full guarantee on a subordinated basis with respect to the Convertible Preferred Securities issued by the Trust from the time of its issuance but does not apply to any payment of distributions unless and until the Trust has sufficient funds for the payment of such distributions. The Guarantee covers the payment of distributions and other payments on the Convertible Preferred Securities only if and to the extent that Lomak has made a payment of interest or principal on the Convertible Debentures held by the Trust as its sole asset. The Guarantee, when taken together with Lomak's obligations under the Convertible Debentures, the Indenture and the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than respect to the Trust Securities), provides a full and unconditional guarantee of amounts on the Convertible Preferred Securities.

         If Lomak fails to make interest or other payments on the Convertible Debentures when due (taking account of any Extension Period), the Declaration provides a mechanism whereby a holder of the Convertible Preferred Securities, using the procedures described in "Description of the Convertible Preferred Securities--Voting Rights," may direct the Institutional Trustee to enforce its rights under the Convertible Debentures. Notwithstanding the foregoing, in such circumstances a holder of Convertible Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Convertible Debentures. In connection with such Direct Action, Lomak will be subrogated to the rights of such holder of Convertible Preferred Securities under the Declaration to the extent of any payment made by Lomak to such holder of Convertible Preferred Securities in such Direct Action. Lomak, under the Guarantee, acknowledges that the Guarantee Trustee shall enforce the Guarantee on behalf of the holders of the Convertible Preferred Securities. If Lomak fails to make payments under the Guarantee, the Guarantee provides a mechanism whereby the holders of the Convertible Preferred Securities may direct the Guarantee Trustee to enforce its rights thereunder. Any holder of Convertible Preferred Securities may institute a legal proceeding directly against Lomak to enforce such holder's right to receive payment under the Guarantee without first instituting a legal proceeding against the Trust, the Guarantee Trustee or any other person or entity.

                  DESCRIPTION OF CAPITAL STOCK AND INDEBTEDNESS

         As of the date hereof the authorized capital stock of the Company consists of (i) 10,000,000 shares of serial preferred stock, $1.00 par value and
(ii) 50,000,000 shares of Lomak Common Stock, $.01 par value. As of December 29, 1997, the Company had outstanding 21,018,241 shares of Lomak Common Stock and 1,150,000 shares of $2.03 Convertible Preferred Stock.

LOMAK COMMON STOCK

         Holders of Lomak Common Stock are entitled to receive dividends if, when and as declared by the Board of Directors of the Company out of funds legally available therefor (however, the Indenture for the Convertible Debentures, the indenture for the 8.75% Notes and the Credit Agreement contain certain restrictions on the payment of cash dividends). If there is any arrearage in the payment of dividends on any preferred stock, the Company may not pay dividends upon, repurchase or redeem shares of its Lomak Common Stock. All shares of Lomak Common Stock have equal voting rights on the basis of one vote per share on all matters to be voted upon by stockholders. Cumulative voting for the election of directors is not permitted. Shares of Lomak Common Stock have no preemptive, conversion, sinking fund or redemption provisions and are not liable for further call or assessment. Each share of Lomak Common Stock is entitled to share on a pro rata basis in any assets available for distribution to the holders of the Lomak Common Stock upon liquidation of the Company after satisfaction of any liquidation preference on any series of the Company's preferred stock. All outstanding shares of Lomak Common Stock are validly issued, fully paid and nonassessable.

OPTIONS

         The Company's stock option plan, which is administered by the Compensation Committee, provides for the granting of options to purchase shares of Lomak Common Stock to key employees and certain other persons who are not employees for advice or other assistance or services to the Company. The plan permits the granting of options to acquire up to 3,000,000 shares of Lomak Common Stock subject to a limitation of 10% of the outstanding Lomak Common Stock on a fully diluted basis. At September 30, 1997, a total of 1,621,792 options had been granted under the plan of which options to purchase 733,892 shares were exercisable at that date. The options outstanding at September 30, 1997 were granted at an exercise price of $3.38 to $18.00 per share. The exercise price of all such options was equal to the fair market value of the Lomak Common Stock on the date of grant. All were options granted for a term of five years, with 30% of the options becoming exercisable after one year, an additional 30% becoming exercisable after two years and the remaining options becoming exercisable after three years.

PREFERRED STOCK

         The Board of Directors of the Company, without action by stockholders, is authorized to issue shares of serial preferred stock in one or more series and, within certain limitations, to determine the voting rights (including the right to vote as a series on particular matters), preferences as to dividends and the liquidation, conversion, redemption and other rights of each such series. The Board of Directors could issue a series with rights more favorable with respect to dividends, liquidation and voting than those held by the holders of its Lomak Common Stock. At September 30, 1997, 1,150,000 shares of Preferred Stock were outstanding, designated as $2.03 Convertible Preferred Stock.

         The $2.03 Convertible Preferred Stock bears an annual dividend rate of $2.03 payable quarterly. If dividends have not been paid on the $2.03 Convertible Preferred Stock, the Company cannot redeem or pay dividends on shares of stock ranking junior to the $2.03 Convertible Preferred Stock. No new serial preferred stock can be created with rights superior to those of the $2.03 Convertible Preferred Stock, as to dividends and liquidation rights, without the approval of the holders of a majority of the $2.03 Convertible Preferred Stock. In addition, the holders of the $2.03 Convertible Preferred Stock are entitled to one vote for each share owned. Additionally, if dividends remain unpaid for six full quarterly periods, or if any future class of preferred stockholders is entitled to elect members of the Board of Directors based on actual missed and unpaid dividends, the number of members of the Board of Directors will be increased to such number as may be necessary to entitle the holders of the $2.03 Convertible Preferred Stock and such other future preferred stockholders, voting as a single class, to elect one-third of the members of the Board of Directors. The $2.03 Convertible Preferred Stock has liquidation rights of $25 per share. The Company may exchange the $2.03 Convertible Preferred Stock for an aggregate of $28,750,000 principal amount of its 8.125% Convertible Subordinated Notes due December 31, 2005. Each share of $2.03 Convertible Preferred Stock is convertible into Lomak Common Stock at a conversion price of $9.50 per share, subject to adjustment under certain circumstances. The conversion price will be reduced for a limited period (but to not less than $5.21) if a change in control or fundamental change in the Company occurs at a time that the market price of the Lomak Common Stock is less than the conversion price. The Company may redeem the $2.03 Convertible Preferred Stock at any time after November 1, 1998, at redemption prices declining from $26.50 to $25.00 per share, plus cumulative unpaid dividends.

6% CONVERTIBLE SUBORDINATED DEBENTURES

         On December 27, 1996, the Company sold $55,000,000 aggregate principal amount of 6% Convertible Subordinated Debentures in a private offering not registered under the Securities Act. The 6% Convertible Subordinated Debentures are convertible at any time prior to maturity, unless previously redeemed or repurchased, into shares of Lomak Common Stock, at a conversion price of $19.25 per share, subject to adjustment under certain circumstances. The 6% Convertible Subordinated Debentures are unsecured and subordinate to all senior and senior subordinated indebtedness and do not restrict the incurrence of additional indebtedness by the Company or any of its subsidiaries. The 6% Convertible Subordinated Debentures will mature on February 1, 2007. The Company may redeem the 6% Convertible Subordinated Debentures, in whole or in part, on or after February 1, 2000, at certain redemption prices, plus accrued but unpaid interest at the date fixed for redemption. Upon certain changes of control of the Company, the Company is required to offer to repurchase each holder's 6% Convertible Subordinated Debentures at a purchase price equal to 100% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase.

         Pursuant to a Registration Rights Agreement between the Company and the initial purchasers of the 6% Convertible Subordinated Debentures, the Company has filed a shelf registration statement (the "6% Debenture Shelf Registration Statement") relating to the resale of the 6% Convertible Subordinated Debentures and the shares of Lomak Common Stock issuable upon conversion of the 6% Convertible Subordinated Debentures. The Company will use its reasonable best efforts to maintain the effectiveness of the 6% Debenture Shelf Registration Statement until the third anniversary of the issuance of the 6% Convertible Subordinated Debentures, except that it shall be permitted to suspend the use of the 6% Debenture Shelf Registration Statement during certain periods under certain circumstances. If the Company fails to meet certain of its obligations under the 6% Debenture Shelf Registration Statement, then a supplemental payment will be made to the holders of the 6% Convertible Subordinated Debentures or shares of Lomak Common Stock actually issued upon conversion of the 6% Convertible Subordinated Debentures. During the first 90 days of such a default, the supplemental payment will be $.05 per week per $1,000 principal amount of the 6% Convertible Subordinated Debentures and $.0005 per week per share of such Lomak Common Stock. The amount of such supplemental payment will increase over time if the default continues, subject to a maximum supplemental payment of $.20 per week per $1,000 principal amount of 6% Convertible Subordinated Debentures and $.002 per week per share of Lomak Common Stock.

CREDIT AGREEMENT

         The Credit Agreement permits the Company to obtain revolving credit loans and to issue letters of credit for the account of the Company from time to time in an aggregate amount not to exceed $400 million (of which not more than $150 million may be represented by letters of credit). The Borrowing Base is currently $325 million under the expanded facility and is subject to semi-annual determination and certain other redeterminations based upon a variety of factors, including the discounted present value of estimated future net cash flow from oil and gas production.

         At the Company's option, loans may be prepaid, and revolving credit commitments may be reduced, in whole or in part at any time in certain minimum amounts. The Credit Agreement matures in February 2002.

         The obligations of the Company under the Credit Agreement are unconditionally and irrevocably guaranteed by the Bank Guarantors.

         At the Company's option, the applicable interest rate per annum is either the Eurodollar loan rate plus a margin ranging from .625% to 1.125% or the Alternate Base Rate (as defined) plus a margin ranging from 0% to .25%. The Alternate Base Rate is the higher of (a) the administrative agent bank's prime rate and (b) the federal funds effective rate plus .5%.

         The Credit Agreement includes various covenants that require, among other things, that the Company (i) maintain a minimum consolidated tangible net worth of at least $100 million plus 50% of the net proceeds from this Offering and any subsequent equity offering; (ii) maintain a ratio of EBITDA to consolidated interest expense on total debt for each period of four consecutive fiscal quarters of at least 2.5 to 1.0; and (iii) not make restricted payments (defined as dividends, distributions or guarantees to third parties or the retirement, repurchase or prepayment prior to the scheduled maturity of its subordinated debt) in an aggregate amount in any one fiscal year in excess of $5 million plus 50% of the net proceeds from the Original Offering and any equity offerings subsequent to the Original Offering and 50% of the Company's consolidated net income earned after January 1, 1997. In addition, the Credit Agreement restricts the ability of the Company to dispose of assets, incur additional indebtedness, repay other indebtedness or amend other debt instruments, create liens on assets, make investments or acquisitions, engage in mergers or consolidations, make capital expenditures or engage in certain transactions with affiliates.

8.75% SENIOR SUBORDINATED NOTES

         On March 14, 1997, the Company sold $125,000,000 of 8.75% Senior Subordinated Notes due 2007 (the "8.75% Notes"). The 8.75% Notes are not redeemable at the Company's option prior to January 15, 2002. Thereafter, the 8.75% Notes will be subject to redemption at the option of the Company, in whole or in part, at redemption prices, plus accrued and unpaid interest, if any, beginning at 104.375% of the principal amount and declining to 100% in 2005. The 8.75% Notes are unsecured general obligations of the Company and are subordinated to all senior debt (as defined) of the Company which includes borrowings under the Credit Agreement. The 8.75% Notes are guaranteed on a senior subordinated basis by all of the subsidiaries of the Company and any future subsidiary of the Company and each guarantor is a wholly owned subsidiary of the Company. The guarantees are full, unconditional and joint and several. Separate financial statements of each guarantor are not presented because they are included in the consolidated financial statements of the Company and management has concluded that their disclosure provides no additional benefits.

         The 8.75% Notes were issued pursuant to an indenture containing certain covenants that will, among other things, limit the ability of the Company and its subsidiaries to incur additional indebtedness and issue disqualified stock, pay dividends, make distributions, make investments, make certain other restricted payments, enter into certain transactions with affiliates, dispose of certain assets, incur liens securing indebtedness and engage in mergers and consolidations.

                      UNITED STATES FEDERAL INCOME TAXATION

GENERAL

         The following is a summary of certain material United States federal income tax consequences pertaining to the purchase, ownership, disposition, and conversion of Convertible Preferred Securities. Unless otherwise stated, this summary deals only with Convertible Preferred Securities held as capital assets by holders who purchased the securities upon original issuance. This summary does not deal with special classes of holders such as banks, thrifts, real estate investment trusts, regulated investment companies, insurance companies, dealers in securities or currencies, tax-exempt investors, or persons which hold the Convertible Preferred Securities as other than a capital asset. This summary does not address the tax consequences to persons which have a functional currency other than the U.S. Dollar or the tax consequences to shareholders, partners, or beneficiaries of a holder of Convertible Preferred Securities. Further, this summary does not include any description of any alternative minimum tax consequences or the tax laws of any state or local government or of any foreign government which may be applicable to the Convertible Preferred Securities. This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Regulations promulgated thereunder, and administrative and judicial interpretations thereof, as of the date hereof, all of which are subject to change, possibly on a retroactive basis.

CLASSIFICATION OF CONVERTIBLE DEBENTURES

         Although the matter is not free from doubt, in connection with the issuance of the Convertible Preferred Securities, Vinson & Elkins L.L.P., counsel to the Company and the Trust, has rendered its opinion that the Convertible Debentures should be classified for United States federal income tax purposes as indebtedness of the Company under current law, and, by acceptance of a Convertible Preferred Security, each holder covenants to treat the Convertible Debentures as indebtedness and the Convertible Preferred Securities as evidence of an indirect beneficial ownership interest in the Convertible Debentures. The Internal Revenue Service (the "Service"), however, has announced in Notice 94-47 that it will scrutinize and may challenge the debt classification of instruments that have some features similar to the Convertible Debentures. Thus, no assurance can be given that the classification of the Convertible Debentures as indebtedness will not be challenged by the Service or, if challenged, that such a challenge will not be successful. The remainder of this discussion assumes that the Convertible Debentures will be classified as indebtedness of the Company for United States federal income tax purposes.

CLASSIFICATION OF THE TRUST

         In connection with the issuance of the Convertible Preferred Securities, Vinson & Elkins L.L.P., also rendered its opinion generally to the effect that, under then current law and assuming full compliance with the terms of the Declaration and Indenture (and certain other documents), and based on certain facts and assumptions contained in such opinion, the Trust will be classified for United States federal income tax purposes as a grantor trust and not as an association taxable as a corporation.

Accordingly, for United States federal income tax purposes, each holder of Convertible Preferred Securities generally will be considered to be the owner of an undivided interest in the Convertible Debentures, and each holder will be required to include in its gross income any original issue discount accrued with respect to its allocable share of those Convertible Debentures.

POTENTIAL EXTENSION OF INTEREST PAYMENT PERIOD AND ORIGINAL ISSUE DISCOUNT

         Because the Company has the option, under the terms of the Convertible Debentures, to defer payments of interest by extending interest payment periods for up to 20 quarters, interest on the Convertible Debentures will be reportable as "original issue discount." Holders of debt instruments issued with OID must include that discount in income on an economic accrual basis regardless of their method of tax accounting, and without regard to whether such accrual causes amounts to be included in income prior to the receipt of cash attributable to the interest. Generally, all of a holder's taxable interest income with respect to the Convertible Debentures will be accounted for as OID. Actual payments and distributions of stated interest will not, however, be separately reported as includable in taxable income. The amount of OID which accrues in any quarter will approximately equal the amount of the interest which accrues on the Convertible Debentures in that quarter at the stated interest rate. In the event the interest payment period is extended, holders will continue to accrue OID approximately equal to the amount of the interest payment due at the end of the extended interest payment period on an economic accrual basis over the length of the extended interest payment period.

         Because income on the Convertible Preferred Securities will constitute interest income, corporate holders of Convertible Preferred Securities will not be entitled to a dividends-received deduction with respect to any income recognized with respect to the Convertible Preferred Securities.

MARKET DISCOUNT AND BOND PREMIUM

         Holders of the Convertible Preferred Securities other than a holder who purchased the Convertible Preferred Securities upon original issuance may be considered to have acquired their undivided interests in the Convertible Debentures with "market discount" or "acquisition premium" as such terms are defined for United States federal income tax purposes. Such holders are advised to consult their tax advisors as to the income tax consequences associated with the acquisition, ownership, and disposition of the Convertible Preferred Securities.

RECEIPT OF CONVERTIBLE DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

         Under certain circumstances, as described under the caption "Description of the Convertible Preferred Securities--Liquidation Distribution Upon Dissolution," Convertible Debentures may be distributed to holders in exchange for the Convertible Preferred Securities and in liquidation of the Trust. Under current law, such a distribution to holders, for United States federal income tax purposes, would be treated as a nontaxable event to each holder, and each holder would receive an aggregate tax basis in the Convertible Debentures equal to such holder's aggregate tax basis in its Convertible Preferred Securities. A holder's holding period with respect to the Convertible Debentures so received in liquidation of the Trust would include the period during which the Convertible Preferred Securities were held by such holder. If, however, the related Special Event is a Tax Event which results in the Trust being treated as an association taxable as a corporation, the distribution would likely constitute a taxable event to holders of the Convertible Preferred Securities.

         Under certain circumstances described herein (see "Description of the Convertible Preferred Securities"), the Convertible Debentures may be redeemed for cash and the proceeds of such redemption distributed to holders in redemption of their Convertible Preferred Securities. Under current law, such a redemption would, for United States federal income tax purposes, constitute a taxable disposition of the redeemed Convertible Preferred Securities, and a holder would recognize gain or loss as if it had sold such redeemed Convertible Preferred Securities for cash. See "--Sales of Convertible Preferred Securities" below.

SALES OF CONVERTIBLE PREFERRED SECURITIES

         A holder which sells Convertible Preferred Securities will recognize gain or loss equal to the difference between the amount realized on the sale of the Convertible Preferred Securities and the holder's adjusted tax basis in such Convertible Preferred Securities. A holder's adjusted tax basis in the Convertible Preferred Securities generally will be equal to its initial purchase price increased by OID previously includable in such holder's gross income to the date of disposition and decreased by payments received on the Convertible Preferred Securities to the date of disposition. Such gain or loss will be a capital gain or loss and will be long-term gain or loss if the Convertible Preferred Securities have been held for more than one year at the time of sale. For individuals long term capital gains are generally subject to a maximum tax rate of 28% (20% for assets held for 18 months or more).

         A holder which disposes of or converts its Convertible Preferred Securities between record dates for payments of distribution thereon will be required to include in its income, as ordinary income, the accrued but unpaid interest on the Convertible Debentures through the date of disposition or conversion, and to add such amount to its adjusted tax basis in its pro rata share of the underlying Convertible Debentures which will be deemed disposed of or converted. To the extent the selling price is less than the holder's adjusted tax basis (which basis will include, in the form of OID, all accrued but unpaid interest), a holder will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

CERTAIN NON-U.S. HOLDERS

         For purposes of this discussion, the term "Non-U.S. Holder" refers to any corporation, individual, partnership, estate, or trust which is, for United States tax purposes, treated as a foreign corporation, a non-resident alien individual, or a non-resident fiduciary of a foreign estate or trust.

         Under present United States federal income tax law, interest on the Convertible Debentures and the Convertible Preferred Securities, including OID, will generally be classified as "portfolio interest" to a Non-U.S. Holder of a Convertible Preferred Security provided such interest is not effectively connected with the conduct of a trade or business within the United States by the holder. As a result, payments by the Trust or any of its paying agents of stated interest to any holder of a Convertible Preferred Security who or which is a Non-U.S. Holder will not be subject to withholding of United States federal income tax provided:

                  (a) the beneficial owner of the Convertible Preferred Security does not actually or constructively (including by virtue of its interest in the underlying Convertible Debentures) own 10% or more of the total combined voting power of all classes of stock of Lomak entitled to vote, which ownership is determined after the application of certain attribution rules;

                  (b) the beneficial owner of the Convertible Preferred Security is not a controlled foreign corporation which is related to Lomak through stock ownership; and

                  (c) either (i) the beneficial owner of the Convertible Preferred Security or (ii) a securities clearing organization, a bank, or other financial institution which holds customers' securities in the ordinary course of its trade or business and which holds the Convertible Preferred Security in such capacity certifies to the Trust or its agent, under penalties of perjury, that it is not a United States person, or in the case of an individual, is neither a citizen nor a resident of the United States, and provides the owner's name and address to the Trust or its agent.

         As discussed above, Lomak will treat the Convertible Debentures as indebtedness for United States federal income tax purposes. If, however, the Convertible Debentures were to be recharacterized as equity for United States federal income tax purposes, the income on the Convertible Debentures would be characterized as dividends, which would generally be subject to a 30% withholding tax when paid to a Non-U.S. Holder.

         Lomak, by reason of its ownership of interests in oil and gas properties located in the United States is classified as a "United States real property holding corporation" for United States tax purposes. As a result, capital gain income realized by a Non-U.S. Holder upon the disposition of a Convertible Preferred Security will, except as set forth below, be treated income effectively connected with the conduct of a trade or business within the United States and will be taxed at regular United States capital gains rates. A Non-U.S. Holder will generally be subject to withholding of United States federal income tax in an amount equal to 10% of the amount realized on the disposition of a Convertible Preferred Security. A Non-U.S. Holder may request the Service to determine the maximum amount of tax which would be owing as a result of such disposition and the maximum amount required to be withheld will not exceed the sum of (i) such liability and
(ii) any unsatisfied prior withholding tax liabilities caused by prior foreign ownership with respect to the transferred securities.

         Stock which is regularly traded on an established securities market ("Publicly Traded Stock"), such as shares of Lomak Common Stock, will only be treated as stock of a United States real property holding corporation with respect to a person who, at any time during the shorter of (i) that period after June 18, 1980 in which the person held such stock or (ii) the 5-year period ending on the date of the disposition of such stock, held more than 5 percent of such class of stock (a "5 Percent Shareholder"). Capital gain produced by the disposition of Publicly Traded Stock will, therefore, except in the case of a disposition by a 5 Percent Shareholder, not be subject to United States income tax if not effectively connected with the conduct of a trade or business within the United States by the holder. Generally no withholding is required on a disposition of Publicly Traded Stock, unless such stock is effectively connected with the conduct of a trade or business within the United States by the holder.

         If a Non-U.S. Holder is treated as receiving a deemed dividend as a result of an adjustment of the conversion price of the Convertible Debentures, as described below under the heading "--Adjustment of Conversion Price," such deemed dividend will be subject to United States federal withholding tax at a 30% (or lower treaty) rate. Should the Trust be classified as an association taxable as a corporation for United States federal income tax purposes, distributions made in liquidation of the Trust would also be subject to various withholding requirements.

         Non-U.S. Holders are encouraged to contact their tax advisors concerning the possible tax implications to such holders associated with the ownership and disposition of United States Real Property Interests, including Convertible Preferred Securities or shares of Lomak Common Stock.

PROPOSED TAX LEGISLATION

         In recent years the Treasury Department has proposed legislation that would treat as equity instruments with features similar to those of the Convertible Preferred Securities. No such legislation has been enacted. No assurance, however, can be given that future legislation enacted after the date hereof will not include provisions that will adversely affect the federal income tax treatment of the Convertible Preferred Securities.

CONVERSION OF CONVERTIBLE PREFERRED SECURITIES INTO LOMAK COMMON STOCK

         A holder will not recognize gain or loss upon the conversion, through the Conversion Agent, of Convertible Preferred Securities for a proportionate share of the Convertible Debentures held by the Trust.

         A holder will not recognize income, gain, or loss upon the conversion, through the Conversion Agent, of Convertible Debentures into Lomak Common Stock. A holder will, however, recognize gain upon the receipt of cash in lieu of a fractional share of Lomak Common Stock equal to the amount of cash received less the holder's tax basis in such fractional share. A holder's tax basis in the Lomak Common Stock received upon exchange and conversion should generally be equal to the holder's tax basis in the Convertible Preferred Securities delivered to the Conversion Agent for exchange less the basis allocated to any fractional share for which cash is received, and a holder's holding period in the Lomak Common Stock received upon exchange and conversion should generally begin on the date the holder acquired the Convertible Preferred Securities delivered to the Conversion Agent for exchange.

ADJUSTMENT OF CONVERSION PRICE

         Treasury Regulations promulgated under Section 305 of the Code would treat holders of Convertible Preferred Securities as having received a constructive distribution from Lomak in the event the conversion ratio of the Convertible Debentures is adjusted if (i) as a result of such adjustment, the proportionate interest (measured by the quantum of Lomak Common Stock into or for which the Convertible Debentures are convertible or exchangeable) of the holder's Convertible Preferred Securities in the assets or earnings and profits of Lomak is increased, and (ii) the adjustment is not made pursuant to a bona fide, reasonable, antidilution formula. An adjustment in the conversion ratio would not be considered made pursuant to such formula if the adjustment is made to compensate for certain taxable distributions with respect to the Lomak Common Stock. Thus, under certain circumstances, a reduction in the conversion price of the holders may result in deemed dividend income to holders to the extent of the current or accumulated earnings and profits of Lomak. Holders of the Convertible Preferred

Securities would be required to include their allocable share of such deemed dividend income in gross income but would not receive any cash related thereto.

INFORMATION REPORTING AND BACKUP WITHHOLDING

         Generally, income on the Convertible Preferred Securities will be reported to holders on Forms 1099, which forms should be mailed to holders of Convertible Preferred Securities by January 31 following each calendar year.

         Payments made on, and proceeds from the sale of, the Convertible Preferred Securities may be subject to "backup" withholding tax of 31% unless the holder complies with certain identification requirements. Any withheld amounts will be allowed as a credit against the holder's United States federal income tax, provided the required information is provided to the Service.

         THE UNITED STATES FEDERAL INCOME TAX DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON A HOLDER'S PARTICULAR SITUATION. HOLDERS SHOULD CONSULT THEIR TAX ADVISORS WITH RESPECT OT THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP, AND DISPOSITION OF THE CONVERTIBLE PREFERRED SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN, AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN UNITED STATES FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

         Each fiduciary of a pension, profit-sharing or other employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), should consider the fiduciary standards of ERISA in the context of the Plan's particular circumstances before authorizing an investment in the Convertible Preferred Securities. Accordingly, among other factors, the fiduciary should consider whether the investment would satisfy the prudence and diversification requirements of ERISA, whether the investment would constitute an improper delegation of fiduciary authority and whether the investment would be consistent with the documents and instruments governing the Plan.

         Section 406 of ERISA and Section 4975 of the Code prohibit Plans, as well as individual retirement accounts and Keogh plans subject to Section 4975 of the Code (also "Plans"), from engaging in certain transactions involving "plan assets" with persons who are "parties in interest" under ERISA or "disqualified persons" under the Code ("Parties in Interest") with respect to such Plan. Unless exemptive relief is available under an applicable statutory or administrative exemption, a violation of these "prohibited transaction" rules may result in an excise tax or other liabilities for Parties in Interest. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), certain church plans (as defined in Section 3(33) of ERISA) and foreign plans (as described in Section 4(b)(4) of ERISA) are not subject to the requirements of ERISA or Section 4975 of the Code.

         Under a regulation (the "Plan Assets Regulation") issued by the U.S. Department of Labor (the "DOL"), the assets of the Trust may be deemed to be "plan assets" of a Plan for purposes of ERISA and Section 4975 of the Code if "plan assets" of the Plan were used to acquire Convertible Preferred Securities. If the Convertible Preferred Securities were acquired and held by a Plan (or with the "plan assets" of such Plan) and the assets of the Trust were deemed to be "plan assets" of such Plan under the Plan Assets Regulation, certain transactions involving the Trust could be deemed to constitute direct or indirect prohibited transactions under Section 406 of ERISA and Section 4975 of the Code with respect to such Plan. For example, if the Company is a Party in Interest with respect to an investing Plan, extensions of credit between the Company and the Trust (as represented by the Convertible Debentures, the Guarantee and the Common Security Guarantee) would likely be prohibited by
Section 406(a)(1)(B) of ERISA and Section 4975(c)(1)(B) of the Code, unless exemptive relief were available (see below). Because the assets of the Trust may be considered "plan assets" for ERISA purposes as a result of a Plan's acquisition and holding of Convertible Preferred Securities, a Plan fiduciary should consider (a) whether powers that potentially may be exercised by any person or entity with respect to the Trust or its assets would result in such person or entity being potentially deemed to be a fiduciary and, therefore, a Party in Interest with respect to a Plan acquiring or holding Convertible Preferred Securities and (b) if so, whether such acquisition and holding could result in a delegation of fiduciary authority that is impermissible under the Plan's governing instruments or any investment management agreement with the Plan. In making such determinations, a Plan fiduciary should note that prior to an Indenture Event of Default, the LFT Trustees will have only limited custodial and ministerial authority with respect to the assets of the Trust.

         The DOL has issued five prohibited transaction class exemptions ("PTCEs") that may provide exemptive relief for direct or indirect prohibited transactions resulting from the purchase or holding of the Convertible Preferred Securities, assuming that assets of the Trust were deemed to be "plan assets" of Plans investing in the Trust. Those class exemptions are PTCE 96-23 (for certain transactions determined by in-house asset managers), PTCE 95-60 (for certain transactions involving insurance company general accounts), PTCE 91-38 (for certain transactions involving bank collective investment funds), PTCE 90-1 (for certain transactions involving insurance company pooled separate accounts) and PTCE 84-14 (for certain transactions determined by independent qualified professional asset managers).

         Because of the potential prohibited transaction exposures described above, the Convertible Preferred Securities may not be purchased or held by any Plan, any entity whose underlying assets include "plan assets" by reason of any Plan's investment in the entity (a "Plan Asset Entity") or any person investing "plan assets" of any Plan, unless such purchaser or holder is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14. Any purchaser or holder of the Convertible Preferred Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that it either (a) is not a Plan or a Plan Asset Entity and is not purchasing or holding such securities on behalf of or with "plan assets" of any Plan or (b) is eligible for the exemptive relief available under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding. See "Transfer Restrictions" herein. Further, the fiduciaries of any Plan or Plan Asset Entity that may purchase or hold any Convertible Preferred Securities will be deemed as a result of such acquisition or holding to have (a) directed the Trust to invest in the Convertible Debentures and (b) authorized and directed any of the actions taken or that may be taken with respect to the Trust or the Convertible Preferred Securities by any of the Company, the LFT Trustees, the Institutional Trustee or the Guarantee Trustee as contemplated by the Indenture, the Declaration, the Guarantee or the Common Security Guarantee.

         Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing Convertible Preferred Securities on behalf of or with "plan assets" of any Plan consult with their counsel regarding the potential consequences if the assets of the Trust were deemed to be "plan assets" and the availability of exemptive relief under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14.

                             SELLING SECURITYHOLDERS

         The Convertible Preferred Securities were originally issued by the Trust and sold by Morgan Stanley & Co. Incorporated, Credit Suisse First Boston Corporation, Forum Capital Markets L.P. and McDonald & Company Securities Inc. (the "Initial Purchasers") in transactions exempt from the registration requirements of the Securities Act, to persons reasonably believed by such Initial Purchasers to be "qualified institutional buyers" (as defined in Rule 144A of the Securities Act) or to institutional "accredited investors" (as defined in Rule 501(a)(1), (2), (3), or (7) under the Securities Act). The Arrow Shares were issued to Arrow in connection with the Arrow Acquisition. The purchasers of the Convertible Preferred Securities and Arrow, or their transferees, pledges, donees or successors (the "Selling Securityholders") may from time to time offer and sell pursuant to this Prospectus any or all of the Convertible Preferred Securities, the Convertible Subordinated Debentures, Lomak Common Stock issued upon conversion of the Convertible Preferred Securities, the associated Guarantee and the Arrow Shares.

         The Offered Securities along with the Arrow Shares have been registered pursuant to the Registration Rights Agreement which provides that the Company file a registration statement with regard to the Offered Securities within ninety (90) days of the date of the Original Offering and keep such registration statement effective until the earlier of (i) the sale pursuant to the Shelf Registration Statement or Rule 144(a) under the Securities Act of all the Registrable Securities, and (ii) the expiration of the holding period applicable to sales of Registrable Securities under Rule 144(k) under the Securities Act, or any successor provision. Although none of the Selling Securityholders have advised the Company that they currently intend to sell all or any of the Offered Securities pursuant to this Prospectus, the Selling Securityholders may choose to sell the Offered Securities form time to time upon notice to Lomak and the Trust. See "Plan of Distribution."

         Prior to any use of this Prospectus in connection with an offering of the Offered Securities, this Prospectus will be supplemented to set forth the name of and number of shares beneficially owned by the Selling Securityholders intending to sell such Offered Securities, and the number of Offered Securities to be offered. The Prospectus Supplement will also disclose whether any Selling Securityholder selling in connection with such Prospectus Supplement has held any position or office with, been employed by or otherwise has a material relationship with, Lomak or any of its affiliates during the three (3) years prior to the date of the Prospectus Supplement.



                              PLAN OF DISTRIBUTION

         The Offered Securities may be sold from time to time to purchasers directly by the Selling Securityholders. Alternatively, the Selling Securityholders may from time to time offer the Offered Securities to or through underwriters, broker/dealers or agents, who may receive compensation in the form of underwriting discounts, concessions or commissions from the Selling Securityholders or the purchasers of such securities for whom they may act as agents. The Selling Securityholders and any underwriters, broker/dealers or agents that participate in the distribution of Offered Securities may be deemed to be "underwriters" within the meaning of the Securities Act and any profit on the sale of such securities and any discounts, commissions, concessions or other compensation received by any such underwriter, broker/dealer or agent may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Offered Securities may be sold from time to time in one or more transactions at fixed prices, at the prevailing market prices at the time of sale, at varying prices determined at the time of sale or at negotiated prices. This sale of the Offered Securities may be effectuated in transactions (which may involve crosses or block transactions) (i) on any national securities exchange or quotation service on which the Offered Securities may be listed or quoted at the time of sale, (ii) in the over-the-counter market, (iii) in transactions otherwise than on such exchanges or in the over-the-counter market, or (iv) through the writing and exercise of options. At the time a particular offering of the Offered Securities is made, a Prospectus Supplement, if required, will be distributed which will set forth the aggregate amount of the type of Offered Securities being offered and the terms of the offering, including the name or names of any underwriters, broker/dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Securityholders and any discounts, commissions or concessions allowed or reallowed to be paid to broker/dealers. To comply with the securities laws of certain jurisdictions, if applicable, the Offered Securities will be offered or sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain jurisdictions the Offered Securities may not be offered or sold unless they have been registered or qualified for sale in such jurisdictions or any exemption from registration or qualification is available and is complied with.

         The Selling Securityholders will be subject to applicable provisions of the Exchange Act and rules and regulations thereunder, which provisions may limit the timing of purchases and sales of any of the Offered Securities by the Selling Securityholders. The foregoing may affect the marketability of such securities.

         Pursuant to the Registration Rights Agreement and the Company's agreement with Arrow, the Company shall pay all expenses of the registration of the Offered Securities including, without limitation, commission filing fees and expenses of compliance with state securities or "blue sky" laws; provided, however, that the Selling Securityholders will pay all underwriting discounts and selling commissions, if any. The Selling Securityholders will be indemnified by the Company and the Trust, jointly and severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. The Company and the Trust will be indemnified by the Selling Securityholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

                                  LEGAL MATTERS

      Certain matters of Delaware law relating to the validity of the Convertible Preferred Securities, the enforceability of the Declaration and the creation of the Trust will be passed upon by Richards, Layton & Finger, special Delaware counsel to the Company and the Trust. Certain legal matters with respect to the validity of the Convertible Debentures and Guarantee being offered hereby and the Lomak Common Stock issuable upon conversion of the Convertible Debentures and certain United States federal income taxation matters will be passed upon for Lomak and the Trust by Vinson & Elkins L.L.P., Houston, Texas.

                                     EXPERTS

         The Consolidated Financial Statements of the Company, as of December 31, 1995 and 1996 and for the three years then ended, incorporated by reference in this Prospectus, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their reports with respect thereto incorporated by reference in this Prospectus in reliance upon the authority of said firm as experts in giving said reports.

         The statements of revenues and direct operating expenses of the American Cometra Interests (referred to herein as the Cometra Properties) for the years ended December 31, 1994, 1995 and 1996, incorporated by reference in this Prospectus have been audited by Coopers & Lybrand L.L.P., independent accountants, and are incorporated by reference herein in reliance upon the authority of that firm as experts in accounting and auditing.

                                    GLOSSARY

The terms defined in this glossary are used throughout this Prospectus.

Bbl. One stock tank barrel, or 42 U.S. gallons liquid volume, used herein in reference to crude oil or other liquid hydrocarbons.

Bcf. One billion cubic feet.

Bcfe. One billion cubic feet of natural gas equivalents, based on a ratio of 6 Mcf for each barrel of oil, which reflects the relative energy content.

Development well. A well drilled within the proved area of an oil or natural gas reservoir to the depth of a stratigraphic horizon known to be productive.

Dry hole. A well found to be incapable of producing either oil or natural gas in sufficient quantities to justify completion as an oil or gas well.

Exploratory well. A well drilled to find and produce oil or gas in an unproved area, to find a new reservoir in a field previously found to be productive of oil or gas in another reservoir, or to extend a known reservoir.

Gross acres or gross wells. The total acres or wells, as the case may be, in which a working interest is owned.

Infill well. A well drilled between known producing wells to better exploit the reservoir.

Mbbl. One thousand barrels of crude oil or other liquid hydrocarbons.

Mcf. One thousand cubic feet.

Mcf/d. One thousand cubic feet per day.

Mcfe. One thousand cubic feet of natural gas equivalents, based on a ratio of 6 Mcf for each barrel of oil, which reflects the relative energy content.

Mmbbl. One million barrels of crude oil or other liquid hydrocarbons.

MmBtu. One million British thermal units. One British thermal unit is the heat required to raise the temperature of a one-pound mass of water from 58.5 to 59.5 degrees Fahrenheit.

Mmcf. One million cubic feet.

Mmcfe. One million cubic feet of natural gas equivalents.

Net acres or net wells. The sum of the fractional working interests owned in gross acres or gross wells.

Net oil and gas sales. Oil and natural gas sales less oil and natural gas production expenses.

Present Value. The pre-tax present value, discounted at 10%, of future net cash flows from estimated proved reserves, calculated holding prices and costs constant at amounts in effect on the date of the report (unless such prices or costs are subject to change pursuant to contractual provisions) and otherwise in accordance with the Commission's rules for inclusion of oil and gas reserve information in financial statements filed with the Commission.

Productive well. A well that is producing oil or gas or that is capable of production.

Proved developed non-producing reserves. Reserves that consist of (i) proved reserves from wells which have been completed and tested but are not producing due to lack of market or minor completion problems which are expected to be corrected and (ii) proved reserves currently behind the pipe in existing wells and which are expected to be productive due to both the well log characteristics and analogous production in the immediate vicinity of the wells.

Proved developed producing reserves. Proved reserves that can be expected to be recovered from currently producing zones under the continuation of present operating methods.

Proved developed reserves. Proved reserves that can be expected to be recovered through existing wells with existing equipment and operating methods.

Proved reserves. The estimated quantities of crude oil, natural gas and natural gas liquids which geological and engineering data demonstrate with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions.

Proved undeveloped reserves. Proved reserves that are expected to be recovered from new wells on undrilled acreage, or from existing wells where a relatively major expenditure is required for recompletion.

Recompletion. The completion for production of an existing wellbore in another formation from that in which the well has previously been completed.

Royalty interest. An interest in an oil and gas property entitling the owner to a share of oil and natural gas production free of costs of production.

Standardized Measure. The present value, discounted at 10%, of future net cash flows from estimated proved reserves after income taxes calculated holding prices and costs constant at amounts in effect on the date of the report (unless such prices or costs are subject to change pursuant to contractual provisions) and otherwise in accordance with the Commission's rules for inclusion of oil and gas reserve information in financial statements filed with the Commission.

Working interest. The operating interest that gives the owner the right to drill, produce and conduct operating activities on the property and a share of production, subject to all royalties, overriding royalties and other burdens and to all costs of exploration, development and operations and all risks in connection therewith.


         NO DEALER, SALESPERSON OR OTHER
PERSON HAS BEEN AUTHORIZED TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS
OTHER THAN THOSE CONTAINED IN THIS
PROSPECTUS, AND, IF GIVEN OR MADE, SUCH
INFORMATION OR REPRESENTATIONS MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHORIZED BY THE
COMPANY, THE TRUST OR ANY OF THEIR AGENTS.
THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER
TO SELL, OR A SOLICITATION OF AN OFFER TO
BUY, ANY SECURITIES OFFERED HEREBY BY ANYONE                              LOMAK FINANCING TRUST
IN ANY JURISDICTION IN WHICH SUCH OFFER OR
SOLICITATION IS NOT AUTHORIZED OR IN WHICH                                     2,400,000
THE PERSON MAKING SUCH OFFER OR SOLICITATION                          Trust Convertible Preferred
IS NOT QUALIFIED TO DO SO OR TO ANYONE TO                                     Securities
WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR
SOLICITATION. NEITHER THE DELIVERY OF THIS                          5 3/4% Trust Convertible Preferred
PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL,                                 Securities
UNDER ANY CIRCUMSTANCES, CREATE ANY
IMPLICATION THAT THE INFORMATION CONTAINED
HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT                           (LIQUIDATION AMOUNT $50 PER
TO THE DATE HEREOF OR THAT THERE HAS BEEN NO                        CONVERTIBLE PREFERRED SECURITY)
CHANGE IN THE AFFAIRS OF THE COMPANY OR THE                       GUARANTEED TO THE EXTENT SET FORTH
TRUST SINCE SUCH DATE.                                                         HEREIN BY
                                                                          Lomak Petroleum, Inc.
                      TABLE OF CONTENTS
                                                                                  and
                                                     Page
                                                     ----
Available Information ...............................  3                  LOMAK PETROLEUM, INC.
Incorporation of Certain Information by Reference ...  4             5,660,484 SHARES OF COMMON STOCK
Prospectus Summary ..................................  5
Risk Factors ........................................ 12
Forward-Looking Information ......................... 19
Ratio of Earnings to Fixed Charges .................. 20
Use of Proceeds ..................................... 20
Accounting Treatment ................................ 20
Lomak Financing Trust ............................... 20
Description of the Convertible Preferred Securities . 21
Description of the Guarantee ........................ 34
Description of the Convertible Debentures ........... 37
Effect of Obligations under the Convertible
  Debentures and the Guarantee ...................... 46
Description of Capital Stock and Indebtedness ....... 46
United States Federal Income Taxation ............... 49                     January __, 1998
ERISA Considerations ................................ 53
Selling Securityholders ............................. 54
Plan of Distribution ................................ 55
Legal Matters ....................................... 55
Experts ............................................. 56
Glossary ............................................ 57



----------------------------------------------------           -----------------------------------------------
====================================================           ===============================================

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.


         The estimated expenses in connection with the distribution of the Offered Securities (all of which shall be paid by the Registrant) being registered hereunder (other than underwriting discounts) are set forth in the following table (all amounts except the SEC registration fee are estimated):

               SEC Registration Fee .............................               $36,364
               Legal Fees and Expenses ..........................                 7,500
               Accounting Fees and Expenses .....................                 7,500
               Printing and Engraving ...........................                15,000
               Miscellaneous ....................................                 8,636
                                                                   --------------------
                     Total ......................................               $75,000




ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company is a Delaware corporation. Section 145 of the Delaware General Corporation Law generally provides that a corporation is empowered to indemnify any person who is made a party to a proceeding or threatened proceeding by reason of the fact that he is or was a director, officer, employee or agent of the corporation or was, at the request of the corporation, serving in any of such capacities in another corporation or other enterprise. This statute describes in detail the right of the corporation to indemnify any such person.

     Article SEVENTH, section (5) the Company Certificate of Incorporation provides:

             Any former, present or future director, officer or employee of the Company or the legal representative of any such director, officer, or employee shall be indemnified by the Company

             (a) against reasonable costs, disbursements and counsel fees paid or incurred where such person has been successful on the merits or otherwise in any pending, threatened or completed civil, criminal, administrative or arbitrative action, suit or proceeding, and any appeal therein and any inquiry or investigation which could lead to such action, suit or proceeding, or in defense of any claim, issue or matter therein, by reason of such person being or having been such director, officer or employee, and

             (b) with respect to any such action, suit, proceeding, inquiry or investigation for which indemnification is not made under (a) above, against reasonable costs, disbursements (which shall include amounts paid in satisfaction of settlements, judgments, fines and penalties, exclusive, however, of any amount paid or payable to the Company) and counsel fees if such person also had no reasonable cause to believe the conduct was unlawful, with the determination as to whether the applicable standard of conduct was met to be made by a majority of the members of the Board of Directors (sitting as a committee of the Board) who were not parties to such inquiry, investigation, action, suit or proceeding or by any one or more disinterested counsel to whom the question may be referred to the Board of Directors; provided, however, in connection with any proceeding by or in the right of the Company, no indemnification shall be provided as to any person adjudged by any court to be liable for negligence or misconduct except as and to the extent determined by such court.

             The termination of any such inquiry, investigation, action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that such person did not meet the standards of conduct set forth in subsection (b) above.

             Reasonable costs, disbursements and counsel fees incurred by such person in connection with any inquiry, investigation action, suit or proceeding may be paid by the Company in advance of the final disposition of such matter if authorized by a majority of the Board of Directors (sitting as a committee of the Board) not parties to such matter upon receipt by The Company of an undertaking by or on behalf of such person to repay such amount unless it is ultimately determined that such person is entitled to be indemnified as set forth herein.

             The Board of Directors may, at any regular or special meeting of the Board, by resolution, accord similar indemnification (prospective or retroactive) to any director, trustee, officer or employee of any other company who is serving as such at the request of the Company because of the Company's interest in such other company and any officer, director or employee of any constituent corporation absorbed by the Company in a consolidation or merger, or the legal representative of any such director, trustee, officer or employee.

             The indemnification herein provided shall not exclude any other rights to which such person may be entitled as a matter of law or which may be lawfully granted.

     Article EIGHTH of the Company's Certificate of Incorporation provides:


             No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders,
             (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under
             Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. This paragraph shall not eliminate or limit the liability of a director for any act or omission occurring prior to the effective date of its adoption. If the General Corporation Law of the State of Delaware is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of a director to the Corporation shall be limited or eliminated to the fullest extent permitted by the General Corporation Law of the State of Delaware, as so amended from time to time. No repeal or modification of this
             Article VIII, directly or by adoption of an inconsistent provision of this Certificate of Incorporation, by the stockholders of the Corporation shall be effective with respect to any cause of action, suit claim or other matter, but for this Article VIII, would accrue or arise prior to such repeal or modification.

         Article XII of the Company's Bylaws, incorporating the above provisions, provides for an indemnification agreement to be entered into by directors' and designated officers of the Company. All directors of the Company have executed an indemnification agreement the form of which was approved by stockholders at the Company's 1994 annual stockholders meeting.

      Article XII of the Company's Bylaws also allows the Company to purchase liability insurance for Officers and Directors. As of the date hereof there is no such insurance in place.

      Article XIII of the Company's Bylaws, with certain specified exceptions, limits the personal liability of the Directors to Lomak or its stockholders for monetary damages for breach of fiduciary duty to the fullest extent permitted by Delaware law, including any changes in Delaware law adopted in the future.

         INDEMNIFICATION OF TRUSTEES OF THE TRUST. The Amended and Restated Declaration of Trust (the "Declaration") provides for full indemnification of any Trustee, affiliate of any regular Trustee, or any officers, directors, shareholders, members, partners, employees, representatives or agents of the Trust or its affiliates (each an "Indemnified Person") by Lomak in connection with any act or omission performed or omitted by such Indemnified Person in good faith on behalf of the Trust and in a manner such Indemnified Person reasonably believed to be within the scope of the authority conferred on such Indemnified Person by the Declaration or by law. The Declaration further provides that, to the fullest extent permitted by applicable law expenses (including legal fees) incurred by an Indemnified Person in defending any claim, demand, action, suit or proceeding, shall from time to time, be advanced by Lomak prior to the filing and disposition of such claim, demand, action, suit or proceeding upon receipt by or an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall be determined that the Indemnified Person is not entitled to be indemnified for the underlying cause of action as authorized by the Declaration.

         The Selling Securityholders will be indemnified by Lomak and the Trust, jointly and severally, against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith. Lomak and the Trust will be indemnified by the Selling Securityholders severally against certain civil liabilities, including certain liabilities under the Securities Act, or will be entitled to contribution in connection therewith.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Registrant, pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. See
Item 17, "Undertakings."

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

      4.1       --     Form  of  Common  Stock  Certificate   (incorporated  by  reference  to  the  Company's
                       Registration Statement (No. 333-20257)).
      4.2(a)    --     Certificate of Incorporation of the Company dated March 24, 1980  (incorporated by reference to the Company's Registration Statement (No. 33-31558)).
      4.2(b)    --     Certificate of Amendment of Certificate of  Incorporation  of the Company dated
                       July 22, 1981 (incorporated by reference to the Company's Registration Statement (No. 33-31558)).
      4.2(c)    --     Certificate  of Amendment of  Certificate  of  Incorporation  of the  Company's
                       Registration Statement (No. 33-31558)).
      4.2(d)    --     Certificate of Amendment of Certificate of  Incorporation  of the Company dated
                       December  28,  1988  (incorporated  by  reference  to  the  Company's  Registration  Statement  (No.
                       33-31558)).
      4.2(e)    --     Certificate of Amendment of Certificate of  Incorporation  of the Company dated
                       August 31, 1989 (incorporated by reference to the Company's Registration Statement (No. 33-31558)).
      4.2(f)    --     Certificate of Amendment of Certificate of  Incorporation  of the Company dated
                       May 30, 1991 (incorporated by reference to the Company's Registration Statement (No. 333-20257).
      4.2(g)    --     Certificate  of Amendment to the  Certificate of  Incorporation  of the Company
                       dated  November 20, 1992  (incorporated  by reference to the Company's  Registration  Statement (No.
                       333-20257).
      4.2(h)    --     Certificate  of Amendment to the  Certificate of  Incorporation  of the Company
                       dated  May 24,  1996  (incorporated  by  reference  to the  Company's  Registration  Statement  (No.
                       333-20257).
      4.2(i)    --     Certificate  of Amendment to the  Certificate of  Incorporation  of the Company
                       dated  October 2, 1996  (incorporated  by reference to the  Company's  Registration  Statement  (No.
                       333-20257).
      4.2(j)    --     Restated  Certificate  of  Incorporation  as required by Item 102 of Regulation
                       S-T (incorporated by reference to the Company's Registration Statement (No. 333-20257).
      4.3       --     By-Laws  of the  Company  (incorporated  by  reference  to the  Company's  Registration
                       Statement (No. 33-31558)).
      4.4*      --     Certificate of Trust of Lomak Financing Trust.
      4.5*      --     Amended and Restated  Declaration of Trust of Lomak Financing Trust dated as of
                       October 22, 1997 by The Bank of New York  (Delaware)  and the Bank of New York as Trustees and Lomak
                       Petroleum, Inc. as Sponsor.
      4.6*      --     Indenture dated as of October 22, 1997,  between Lomak Petroleum,  Inc. and The
                       Bank of New York.
      4.7*      --     First  Supplemental  Indenture  dated as of October  22,  1997,  between  Lomak
                       Petroleum, Inc. and The Bank of New York.
      4.8*      --     Form of 5 3/4% Preferred Convertible Securities (included in Exhibit 4.5 above).
      4.9*      --     Form of 5 3/4% Convertible  Junior  Subordinated  Debentures  (included in Exhibit
                       4.7 above).
      4.10*     --     Convertible Preferred Securities Guarantee Agreement dated October 22, 1997, between Lomak
                       Petroleum, Inc., as Guarantor, and The Bank of New York as Preferred Guarantee Trustee.
      4.11*     --     Common  Securities  Guarantee  Agreement dated October 22, 1997,  between Lomak
                       Petroleum, Inc., as Guarantor, and The Bank of New York as Common Guarantee Trustee.
      5.1(a)*   --     Opinion of Vinson & Elkins  L.L.P.  as to the legality of the Lomak  Petroleum,
                       Inc.  Common Stock,  Convertible  Junior  Subordinated  Debentures,  the 5 3/4%  Convertible  Preferred
                       Securities,  Preferred  Securities Guarantee and Common Securities Guarantee being registered hereby and as to certain tax matters.
      5.1(b)*   --     Opinion of Vinson & Elkins L.L.P. as to the legality of the Arrow Shares being registered hereby.
      8.1*      --     Opinion of Vinson & Elkins L.L.P. as to tax matters (included in Exhibit 5.1(a)).
      10.1*     --     Registration  Rights  Agreement  dated  October  22,  1997,  by and among Lomak
                       Petroleum,  Inc.,  Lomak Financing  Trust,  Morgan Stanley & Co.  Incorporated,  Credit Suisse First
                       Boston, Forum Capital Markets L.P. and McDonald & Company Securities, Inc.
      10.2*            Agreement  and Plan of  Reorganization  dated  December 5, 1997  between  Arrow
                       Operating Company, Kelly W. Hoffman and L. S. Decker and Lomak Petroleum, Inc.
      12.1*     --     Computation of Ratio of Earnings to Fixed Charges.
      23.1*     --     Consent of Arthur Andersen L.L.P.
      23.2*     --     Consent of Coopers & Lybrand L.L.P.

      23.3*     --     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1(b)).
      24.       --     Powers of Attorney (included on the signature page to this Registration Statement).
      25.1*     --     Form T-1  Statement of  Eligibility  Under the Trust  Indenture Act of 1939, as
                       amended,  of The  Bank of New  York,  as  Trustee  under  the 5 3/4%  Convertible  Junior  Subordinated
                       Debentures Indenture.
      25.2*     --     Form T-1  Statement of  Eligibility  Under the Trust  Indenture Act of 1939, as
                       amended,  of The  Bank of New  York,  as  Institutional  Trustee  under  the  Amended  and  Restated
                       Declaration of Trust.
      25.3*     --     Form T-1  Statement of  Eligibility  Under the Trust  Indenture Act of 1939, as
                       amended,  of The Bank of New York, as Preferred  Guarantee  Trustee  under the Preferred  Securities
                       Guarantee Agreement.

        * Filed herewith.


ITEM 17. UNDERTAKINGS.

    The undersigned registrant hereby undertakes:

    (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3, Form S-8, or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

        (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES



         Pursuant to the requirements of the Securities Act of 1933, Lomak Petroleum, Inc. certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Forth Worth, State of Texas on January , 1998.

                                     LOMAK PETROLEUM, INC.

                                     BY: /S/  JOHN H. PINKERTON
                                        ----------------------------------------
                                         John H. Pinkerton
                                         President and
                                         Chief Executive Officer
                                         (Principal Executive Officer)

      KNOW BY ALL THESE PRESENTS, that each of the undersigned directors and officers of Lomak Petroleum, Inc. hereby constitutes and appoints John H. Pinkerton and Thomas W. Stoelk, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and on his behalf and in his name, place and stead in any and all capacities, to sign, execute and file with the Securities and Exchange Commission and any state securities regulatory board or commission any documents relating to the proposed issuance and registration of the securities offered pursuant to this Registration Statement on Form S-3 under the Securities Act of 1933, including any and all amendments (including post-effective amendments and amendments thereto) to this Registration Statement on Form S-3 and any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, with all exhibits and any and all documents required to be filed with respect thereto with any regulatory authority, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


           Signature                                                Title                                    Date

------------------------------------           -----------------------------------------------   -----------------------
   /s/ Thomas J. Edelman                       Chairman and Director                                  January , 1998
------------------------------------
          Thomas J. Edelman

   /s/ John H. Pinkerton                       President, Chief Executive Officer and                 January , 1998
------------------------------------           Director (Principal Executive Officer)
          John H. Pinkerton

   /s/ C. Rand Michaels                        Vice Chairman and Director                             January , 1998
------------------------------------
          C. Rand Michaels

   /s/ Robert E. Aikman                        Director                                               January , 1998
------------------------------------
          Robert E. Aikman

   /s/ Allen Finkelson                         Director                                               January , 1998
------------------------------------
          Allen Finkelson

           Signature                                                Title                                    Date

------------------------------------           -----------------------------------------------   -----------------------
   /s/ Anthony V. Dub                          Director                                               January , 1998
------------------------------------
          Anthony V. Dub

   /s/ Ben A. Guill                            Director                                               January , 1998
------------------------------------
          Ben A. Guill

   /s/ Thomas W. Stoelk                        Senior Vice President - Finance and                    January , 1998
------------------------------------           Administration and Chief Financial Officer
          Thomas W. Stoelk                     (Principal Financial Officer)

   /s/ Geoffrey T. Doke                        Controller and Chief Accounting Officer                January , 1998
------------------------------------           (Principal Accounting Officer)
          Geoffrey T. Doke


                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, Lomak Financing Trust certifies that it has reasonable grounds to believe it meets all of the requirements for the filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Fort Worth, State of Texas on ________________, 1998.



                                          LOMAK FINANCING TRUST



                                           By:    /s/ John H. Pinkerton
                                              -------------------------
                                           John H. Pinkerton, Trustee


                                           By:   /s/ Thomas W. Stoelk
                                              -----------------------
                                           Thomas W. Stoelk, Trustee

                        EXHIBIT INDEX



   Exhibit No.                                              Description
   -----------                                              -----------

      4.4*      --     Certificate of Trust of Lomak Financing Trust.
      4.5*      --     Amended and Restated  Declaration of Trust of Lomak Financing Trust dated as of
                       October 22, 1997 by The Bank of New York  (Delaware)  and the Bank of New York as Trustees and Lomak
                       Petroleum, Inc. as Sponsor.
      4.6*      --     Indenture dated as of October 22, 1997,  between Lomak Petroleum,  Inc. and The
                       Bank of New York.
      4.7*      --     First  Supplemental  Indenture  dated as of October  22,  1997,  between  Lomak
                       Petroleum, Inc. and The Bank of New York.
      4.8*      --     Form of 5 3/4% Preferred Convertible Securities (included in Exhibit 4.5 above).
      4.9*      --     Form of 5 3/4% Convertible  Junior  Subordinated  Debentures  (included in Exhibit
                       4.7 above).
      4.10*     --     Convertible Preferred  Securities Guarantee Agreement dated October 22, 1997, between Lomak
                       Petroleum, Inc., as Guarantor, and The Bank of New York as Preferred Guarantee Trustee.
      4.11*     --     Common  Securities  Guarantee  Agreement dated October 22, 1997,  between Lomak
                       Petroleum, Inc., as Guarantor, and The Bank of New York as Common Guarantee Trustee.
      5.1(a)*   --     Opinion of Vinson & Elkins  L.L.P.  as to the legality of the Lomak  Petroleum,
                       Inc.  Common Stock,  Convertible  Junior  Subordinated  Debentures,  the 5 3/4%  Convertible  Preferred
                       Securities,  Preferred  Securities Guarantee and Common Securities Guarantee being registered hereby and as to certain tax matters.
      5.1(b)*          Opinion of Vinson & Elkins L.L.P. as to the legality of the Arrow Shares being registered hereby.
      8.1*      --     Opinion of Vinson & Elkins L.L.P. as to tax matters (included in Exhibit 5.1(a)).
      10.1*     --     Registration  Rights  Agreement  dated  October  22,  1997,  by and among Lomak
                       Petroleum,  Inc.,  Lomak Financing  Trust,  Morgan Stanley & Co.  Incorporated,  Credit Suisse First
                       Boston, Forum Capital Markets L.P. and McDonald & Company Securities, Inc.
      10.2*            Agreement  and Plan of  Reorganization  dated  December 5, 1997  between  Arrow
                       Operating Company, Kelly W. Hoffman and L. S. Decker and Lomak Petroleum, Inc.
      12.1*     --     Computation of Ratio of Earnings to Fixed Charges.
      23.1*     --     Consent of Arthur Andersen L.L.P.
      23.2*     --     Consent of Coopers & Lybrand L.L.P.
      23.3*     --     Consent of Vinson & Elkins L.L.P. (included in Exhibit 5.1(b)).
      24.       --     Powers of Attorney (included on the signature page to this Registration Statement).
      25.1*     --     Form T-1  Statement of  Eligibility  Under the Trust  Indenture Act of 1939, as
                       amended,  of The  Bank of New  York,  as  Trustee  under  the 5 3/4%  Convertible  Junior  Subordinated
                       Debentures Indenture.
      25.2*     --     Form T-1  Statement of  Eligibility  Under the Trust  Indenture Act of 1939, as
                       amended,  of The  Bank of New  York,  as  Institutional  Trustee  under  the  Amended  and  Restated
                       Declaration of Trust.
      25.3*     --     Form T-1  Statement of  Eligibility  Under the Trust  Indenture Act of 1939, as
                       amended,  of The Bank of New York, as Preferred  Guarantee  Trustee  under the Preferred  Securities
                       Guarantee Agreement.

        * Filed herewith.